                                STOCK PURCHASE AGREEMENT

                                  BY AND AMONG

                             SCM MICROSYSTEMS, INC.
                             A DELAWARE CORPORATION

                                       AND

                                 ROBERT THOMSON
                                YASUYUKI AKAMATSU
                  INTERMART SYSTEMS EMPLOYEE STOCKHOLDERS CLUB
                                SCM VENTURE CLUB

                                       AND

                             INTERMART SYSTEMS, K.K.
                                A JAPANESE ENTITY



                                  MAY 19, 1998



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                                        TABLE OF CONTENTS

                                                                                          PAGE

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ARTICLE I PURCHASE AND SALE OF THE SECURITIES................................................2

    1.1      Purchase and Sale of the Securities.............................................2
    1.2      Escrow Deposit..................................................................3
    1.3      Additional Consideration........................................................3
    1.4      Closing.........................................................................6
    1.5      Closing Deliveries..............................................................6
    1.6      Post-Closing Deliveries.........................................................8
    1.7      Further Assurances..............................................................8
    1.8      Related Agreements..............................................................8

ARTICLE II REPRESENTATIONS AND WARRANTIES  OF THE COMPANY AND
    THE SELLING SECURITYHOLDERS..............................................................9

    2.1      Company Organization and Good Standing..........................................9
    2.2      Company Capital Structure.......................................................9
    2.3      Company Subsidiaries...........................................................10
    2.4      Authority of the Company and Selling Securityholders...........................10
    2.5      No Conflicts...................................................................12
    2.6      Company Financial Statements...................................................13
    2.7      No Undisclosed Liabilities.....................................................13
    2.8      Deferred Compensation..........................................................13
    2.9      No Changes.....................................................................14
    2.10     Tax Matters....................................................................16
    2.11     Restrictions on Business Activities............................................18
    2.12     Title of Properties; Absence of Liens and Encumbrances; Condition of
             Equipment......................................................................18
    2.13     Intellectual Property..........................................................19
    2.14     Agreements, Contracts and Commitments..........................................20
    2.15     Interested Party Transactions..................................................22
    2.16     Governmental Authorization.....................................................23
    2.17     Permits........................................................................23
    2.18     Legal Proceedings..............................................................23
    2.19     Accounts Receivable; Inventory.................................................23
    2.20     Customers and Suppliers........................................................24
    2.21     Minute Books...................................................................24
    2.22     Environmental Matters..........................................................25
    2.23     Employee Matters; Employee Benefit Plans.......................................26
    2.24     Insurance......................................................................28
    2.25     Compliance with Laws...........................................................29
    2.26     Warranties; Indemnities........................................................29
    2.27     Complete Copies of Materials...................................................29
    2.28     Brokers' and Finders' Fees.....................................................29
    2.29     Foreign Offering Representations...............................................29
    2.30     Investment Representations.....................................................31
    2.31     Representations Complete.......................................................32
    2.32     SCSI Controller Chip Procurement...............................................32

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ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.................................33

    3.1      Organization, Standing and Power...............................................33
    3.2      Authority......................................................................33
    3.3      No Conflicts...................................................................33
    3.4      Brokers' and Finder's Fees.....................................................34
    3.5      Capitalization.................................................................34
    3.6      SEC Reports....................................................................34
    3.7      Financial Statements...........................................................35
    3.8      No Material Adverse Change.....................................................35
    3.9      Actions and Proceedings........................................................35

ARTICLE IV ADDITIONAL AGREEMENTS............................................................35

    4.1      Confidentiality................................................................35
    4.2      Working Capital Commitments to the Company.....................................36
    4.3      Transfer Restrictions..........................................................36
    4.4      Exchange Act Reports...........................................................38
    4.5      Purchaser Reporting Requirements...............................................38
    4.6      Selling Securityholder Reporting Obligations...................................39
    4.7      Best Efforts...................................................................39
    4.8      Employee Benefit Matters.......................................................39
    4.9      Board of Directors.............................................................40

ARTICLE V CONDITIONS TO THE PURCHASE AND SALE OF THE SHARES.................................40

    5.1      Conditions to Obligations of the Parties.......................................40
    5.2      Additional Conditions to the Obligations of the Purchaser......................41
    5.3      Additional Conditions to Obligations of the Company and the Selling
             Securityholders................................................................43

ARTICLE VI SURVIVAL AND INDEMNIFICATION ....................................................45

    6.1      Survival.......................................................................45
    6.2      Indemnification by the Selling Securityholders.................................45
    6.3      Indemnification by the Purchaser...............................................48
    6.4      Materiality Exceptions.........................................................48
    6.5      Insurance Proceeds.............................................................49
    6.6      Notice.........................................................................49
    6.7      Third Party Claims.............................................................49
    6.8      The Representative.............................................................51

ARTICLE VII GENERAL PROVISIONS..............................................................53

    7.1      Further Assurances.............................................................53

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    7.2      Notices........................................................................54
    7.3      Interpretation.................................................................55
    7.4      Expenses.......................................................................55
    7.5      Counterparts...................................................................55
    7.6      Entire Agreement; Assignment...................................................55
    7.7      Severability...................................................................56
    7.8      Other Remedies.................................................................56
    7.9      Governing Law..................................................................56
    7.10     Rules of Construction..........................................................56
    7.11     Amendment......................................................................56
    7.12     Extension; Waiver..............................................................56
    7.13     Interpretation of Knowledge....................................................57



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                                INDEX OF EXHIBITS

Exhibit A-1 Schedule of Pre-Closing Securityholders

Exhibit A-2 Schedule of Selling Securityholders and Allocation of Consideration

Exhibit B   Pre-Closing Transfer Agreements

Exhibit C   Form of Escrow Agreement

Exhibit D   Company Business Plan

Exhibit E   Form of Employment and Non-Competition Agreement
            [Principal Securityholders]

Exhibit F   Schedule of Capital Contribution Payments

Exhibit G   Schedule of Key Employees

Exhibit H   Form of Employment and Non-Competition Agreement
            [Key Employees]

Exhibit I   Form of Legal Opinion of Tetsurou Miyahara
            [Counsel to the Company and Selling Securityholders]

Exhibit J   Form of Representation Statement

Exhibit K   Form of Legal Opinion of Wilson Sonsini Goodrich & Rosati, P.C.
            [Counsel to the Purchaser]

                            STOCK PURCHASE AGREEMENT

        THIS STOCK PURCHASE AGREEMENT (this "AGREEMENT") is made and entered into as of May 19, 1998 by and among SCM Microsystems, Inc., a Delaware corporation (the "PURCHASER"), Robert Thomson and Yasuyuki Akamatsu (together, the "PRINCIPAL SECURITYHOLDERS"), Intermart Systems Employee Stockholders Club and SCM Venture Club (together with the Principal Securityholders, the "SELLING SECURITYHOLDERS"), and Intermart
Systems, K.K., a Japanese entity (the "COMPANY").

                                   WITNESSETH

        WHEREAS, immediately prior to the execution and delivery of this Agreement, the Principal Securityholders and certain other holders of the Company's capital stock set forth on Exhibit A-1 hereto (collectively, the "PRE-CLOSING SECURITYHOLDERS") owned beneficially or of record an aggregate of 130,000 shares of Common Stock of the Company (the "COMPANY SHARES"), representing all of the issued and outstanding shares of all classes and series of capital stock of the Company, and warrants to purchase an additional 80,000 shares of Common Stock of the Company (the "COMPANY WARRANTS"), representing all of the issued and outstanding securities of the Company convertible into, or exercisable or exchangeable for, shares of capital stock of the Company.

        WHEREAS, concurrently with the execution and delivery of this Agreement, the Pre-Closing Securityholders are effecting certain transfers of Company Shares and Company Warrants on the terms and subject to the conditions set forth in the agreements attached hereto as Exhibit B (the "PRE-CLOSING TRANSFER AGREEMENTS"), pursuant to which each of the Selling Securityholders will own beneficially and of record that number of Company Shares and Company Warrants set forth on Exhibit A-2 hereto, representing all of the issued and outstanding shares of all classes and series of capital stock of the Company and all issued and outstanding securities convertible into, or exercisable or exchangeable for, shares of capital stock of the Company.

        WHEREAS, upon the terms and subject to the conditions hereof, the Selling Securityholders wish to sell to the Purchaser, and the Purchaser wishes to purchase from the Selling Securityholders, all of the Company Shares and the Company Warrants (including, but not limited to, the Company Shares and the Company Warrants acquired by the Selling Securityholders from the Pre-Closing Securityholders pursuant to the terms and subject to the conditions set forth in the Pre-Closing Transfer Agreements) for an aggregate purchase price of US$8 million (the "BASE CONSIDERATION"), of which US$4.86 million shall be payable in cash and US$3.14 million shall be payable in shares of Common Stock of the Purchaser, and a contingent payment of up to US$4 million (the "ADDITIONAL CONSIDERATION"), payable in shares of Common Stock of the Purchaser upon the satisfaction by the Company of certain performance criteria herein described.

        WHEREAS, the parties hereto have agreed that a portion of the Base Consideration shall be placed in escrow by the Purchaser for purposes of satisfying liabilities, damages, losses, expenses and other similar charges which result from a breach of the representations, warranties, covenants and agreements of the Company and the Selling Securityholders contained in this Agreement.

        WHEREAS, the parties hereto desire to make certain representations and warranties and other covenants and agreements in connection with the transactions contemplated hereby.

                                    AGREEMENT

        NOW, THEREFORE, in consideration of the foregoing premises, the representations and warranties, covenants and other agreements hereinafter set forth, the mutual benefits to be gained by the performance thereof, and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged and accepted, the parties hereto hereby agree as follows:

                                    ARTICLE I
                       PURCHASE AND SALE OF THE SECURITIES

        1.1 Purchase and Sale of the Securities. On the Closing Date and effective as of the Closing (each as defined in Section 1.4 hereof), upon the terms and subject to the conditions of this Agreement, each of the Selling Securityholders shall severally, and not jointly, sell, convey, assign, transfer and deliver to the Purchaser, and the Purchaser shall purchase from each of the Selling Securityholders, that number of Company Shares and that number of Company Warrants, each as set forth opposite the name of such Selling Securityholder on Exhibit A-2 hereto, free and clear of all options, pledges, security interests, voting agreements, trusts or similar arrangements, liens, charges or other encumbrances or restrictions on voting or transfer thereof ("ENCUMBRANCES"), in exchange for an aggregate purchase price of US$8 million (as defined in the recitals hereto, the "BASE CONSIDERATION"), payable by the Purchaser to the Selling Securityholders in accordance with the following:

               (a) US$4.86 million of the Base Consideration shall be payable in cash (the "BASE CASH CONSIDERATION"); and

               (b) US$3.14 million of the Base Consideration shall be payable in that number of shares of Common Stock of the Purchaser (the "BASE SHARE CONSIDERATION") determined by dividing (x) US$3.14 million by (y) the average of the closing prices per share for shares of Common Stock of the Purchaser on the Nasdaq National Market during the thirty (30) calender day period ending two (2) business days immediately prior to the Closing Date (the "AVERAGE PRICE"); provided, however, that in the event that the actual closing price for shares of Common Stock of the Purchaser on the Nasdaq National Market on the business day immediately prior to the Closing Date (the "ACTUAL PRICE") is more than fifteen percent (15%) greater than the Average Price, the Average Price shall be adjusted upward by an amount equal to fifteen percent (15%) of the Average Price; and provided further that in the event that the Actual Price is more than fifteen percent (15%) less than the Average Price, the Average Price shall be adjusted downward by an amount equal to fifteen percent (15%) of the Average Price.

               (c) The Base Cash Consideration and the Base Share Consideration shall be allocated among the Selling Securityholders in accordance with, and in the manner set forth on, Exhibit A-2 hereto.

        The obligations of the Selling Securityholders under this Section 1.1 shall be several, and not joint; provided, however, that in addition to the other conditions to the obligations of the Purchaser set forth in Article V hereof, the Purchaser shall not be obligated to purchase any Company Shares or Company Warrants pursuant to and in accordance with this Agreement unless and until each of the Selling Securityholders tenders to the Purchaser at the Closing all of the Company Shares and Company Warrants, if any, held by such Selling Securityholder, in each case as set forth on Exhibit A-2 hereto.

        1.2 Escrow Deposit. Notwithstanding the foregoing provisions of Section
1.1 hereof and anything to the contrary contained in this Agreement, the Purchaser shall withhold an aggregate of ten percent (10%) of the Base Cash Consideration (the "ESCROWED BASE CASH CONSIDERATION") and ten percent (10%) of the Base Share Consideration (the "ESCROWED BASE SHARE CONSIDERATION") from the respective cash and share amounts payable to the Selling Securityholders pursuant to Section 1.1 hereof, and the Purchaser shall deposit the Escrowed Base Cash Consideration and the Escrowed Base Share Consideration into an escrow account (the "ESCROW FUND"), representing the aggregate of those portions of the respective cash and share amounts payable to each of the Selling Securityholders pursuant to Section 1.1 hereof, to be governed by the terms hereof and the terms of the Escrow Agreement attached hereto as Exhibit C (the "ESCROW AGREEMENT" and the escrow agent designated therein, the "ESCROW AGENT").
0
        1.3 Additional Consideration.

               (a) Subject to the terms and conditions of this Section 1.3, as additional consideration for the sale and delivery of the Company Shares and the Company Warrants by the Selling Securityholders to the Purchaser pursuant to and in accordance with the terms and provisions of this Agreement, as soon as practicable following the preparation by the Company and delivery to the Purchaser of the financial statements of the Company reporting its financial results as of and for the twelve-month period ending April 30, 1999 (but in no event later than May 31, 1999) (the "PAYOUT DATE") the Purchaser shall make an additional payment to the Selling Securityholders in an amount equal to the Additional Payout Dollar Value (as defined in Section 1.3(b) hereof) (the "ADDITIONAL CONSIDERATION"), payable in shares of Common Stock of the Purchaser in accordance with the following:

                      (i) the Additional Consideration shall be payable in that
               number of shares of Common Stock of the Purchaser determined by dividing (x) the Additional Payout Dollar Value by (y) the average of the closing prices per share for shares of Common Stock of the Purchaser on the Nasdaq National Market during the sixty (60) calender day period ending two (2) business days prior to the Payout Date (the "PAYOUT AVERAGE PRICE"); provided, however, that in the event that the actual closing price for shares of Common Stock of the Purchaser on the Nasdaq National Market on the business day immediately prior to the Payout Date (the "PAYOUT ACTUAL PRICE") is more than fifteen percent (15%) greater than the Payout Average Price, the Payout Average Price shall be adjusted upward by an amount equal to fifteen percent (15%) of the Payout Average Price; and provided further that in the event that the Payout Actual Price is more than fifteen percent (15%) less than the Payout Average Price, the Payout Average Price shall be adjusted downward by an amount equal to fifteen percent (15%) of the Payout Average Price.

                      (ii) The Additional Consideration shall be allocated among the Selling Securityholders in accordance with, and in the manner set forth on, Exhibit A-2 hereto.

               (b) For all purposes of and under this Agreement, the "ADDITIONAL PAYOUT DOLLAR VALUE" shall be an amount determined by adding (x) the Revenue Component, and (y) the Gross Margin Component, each as defined below; provided, however, that in no event shall the Additional Payout Dollar Value exceed US$4 million in the aggregate:

                      (i) For purposes of this Section 1.3, the "REVENUE
               COMPONENT" means an amount equal to the product of (x) 0.25, multiplied by (y) that portion of the Company's revenues in excess of US$8,700,000 for the twelve-month period ending April 30, 1999, as determined in accordance with United States generally accepted accounting principles ("GAAP"); provided, however, that in no event shall the Revenue Component be less than US$0 or greater than US$1 million; and provided further that in the case of products sold by the Company to the Purchaser or other companies controlled by the Purchaser (collectively, "AFFILIATES") revenues of the Company shall be calculated on the basis of the Company's actual sales price to the end customer.

                      (ii) For purposes of this Section 1.3, the "GROSS MARGIN
               COMPONENT" means an amount equal to the product of (x) 2.1, multiplied by

               (y) that portion of the Company's gross margins in excess of US$3,000,000 for the twelve-month period ending April 30, 1999, as determined in accordance with United States GAAP; provided, however, that in no event shall the Gross Margin Component be less than US$0 or greater than US$3 million; and provided further that in the case of products sold by the Company to the Purchaser or Affiliates of the Purchaser, gross margins of the Company shall be calculated on the basis of the actual sales price of the Purchaser or any such Affiliate of the Purchaser to the end customer, and in the case of products purchased by the Company from the Purchaser or Affiliates of the Purchaser, gross margins shall be calculated on the basis of the cost to the Purchaser and its Affiliates used in calculating the gross margins of the Purchaser and such Affiliates, as determined in accordance with United States GAAP.

                      (iii) For purposes of converting the Company's revenues
               and gross margins into US$ under this Section 1.3 for any given quarter, the exchange rate between Yen and US$ shall be based upon the average of (x) the exchange rate in effect as of the Closing Date, as reported in The Wall Street Journal, and (y) the exchange rate used by the Purchaser to convert the revenues of the Company from Yen into US$ in accordance with United States GAAP as applied by the Purchaser for purposes of its financial reporting obligations, which exchange rate is determined is follows: (A) for purposes of financial reporting on balance sheets, the exchange rate in effect as of the date of any such balance sheet, as reported in The Wall Street Journal, and (B) for purposes of financial reporting on income statements and statements of cash flow, the average of the exchange rates in effect on each day during the period covered by any such income statement or statement of cash flow, as reported in The Wall Street Journal.

               (c) The parties hereto hereby agree that from the date hereof and at all times during the period ending on the earlier to occur of (i) the termination of either of the Principal Securityholders' employment by the Company and/or the Purchaser, as the case may be, and (ii) the payment by the Purchaser of the Additional Consideration to the Selling Securityholders pursuant to and in accordance with this Section 1.3, the Principal Securityholders shall retain their current positions as executive officers of the Company under the terms of their respective Employment and Non-Competition Agreements, their current positions on the Board of Directors of the Company, and primary management control over the operations of the Company, and provided that the Principal Securityholders continue to operate the Company in all material respects in accordance with the financial and other terms of the Business Plan attached hereto as Exhibit D (the "BUSINESS PLAN"), the Principal Securityholders shall not be obligated to obtain the consent, approval, permission or other authorization of or from the Purchaser to operate the business of the Company in all material respects in accordance with the financial and other terms of the Business Plan. In furtherance and not in limitation of the foregoing agreement, the Purchaser hereby agrees to supply the operating capital provided for under Section 4.2 hereof in order to allow for successful implementation of the Business Plan by the Principal Securityholders during the aforementioned period. Notwithstanding the foregoing, or anything to the contrary set forth in this Agreement, the parties hereto agree that, at all times from and after the Closing, in the sole discretion of the Purchaser a majority of the Board of Directors of the Company shall be designated and elected by the Purchaser, and that the Board of Directors of the Company shall have ultimate and paramount control over the business, management and other affairs of the Company.

        1.4 Closing. Subject to the satisfaction or waiver of the conditions set forth in Article V hereof, the consummation of the transactions contemplated hereby pursuant to the terms and provisions hereof (the "CLOSING") shall take place simultaneously with the execution and delivery of this Agreement at the offices of Morrison & Foerster LLP, located at AIG Building, Seventh Floor, 1-1-3 Marunouchi, Chiyoda-ku, Tokyo, Japan 100, at 10:00 a.m. Tokyo time, on the later to occur of (i) June 30, 1998, and (ii) the first business day after satisfaction or waiver of the conditions set forth in Article V hereof, or at such other place, time and date as shall be mutually agreed upon in writing by the parties hereto. The date upon which the Closing shall actually occur shall be referred to herein as the "CLOSING DATE."

        1.5 Closing Deliveries.

               (a) At the Closing, on the terms and subject to the conditions set forth herein and in reliance on the representations and warranties, covenants and other agreements set forth herein, each of the Selling Securityholders shall severally, and not jointly, deliver, or cause to be delivered, to the Purchaser each of the following:

                      (i) a copy of this Agreement, duly and validly executed by such Selling Securityholder;

                      (ii) a certificate or certificates, registered in the name of such Selling Securityholder, as set forth on Exhibit A-2 hereto, representing the number of Company Shares to be sold by such Selling Securityholder, if any, to the Purchaser pursuant to and in accordance with the terms of this Agreement;

                      (iii) a warrant certificate or certificates, registered in the name of such Selling Securityholder, as set forth on Exhibit A-2 hereto, representing the Company Warrants to be sold by such Selling Securityholder, if any, to the Purchaser pursuant to and in accordance with the terms of this Agreement;

                      (iv) a copy of the Escrow Agreement, duly and validly
               executed by such Selling Securityholder;

                      (v) as to each of the Principal Securityholders, a copy of the Employment and Non-Competition Agreement, in the form attached hereto as Exhibit E (the "EMPLOYMENT AND NON-COMPETITION AGREEMENT"), duly and validly executed by such Principal Securityholder; and

                      (vi) such other agreements, instruments, certificates and
               other documents as may be necessary or reasonably appropriate to effectuate completely the transactions contemplated hereby and by each of the Related Agreements.

               (b) At the Closing, on the terms and subject to the conditions set forth herein and in reliance on the representations and warranties, covenants and other agreements set forth herein, the Company shall deliver, or cause to be delivered, to the Purchaser each of the following:

                      (i) a copy of this Agreement, validly executed by a duly
               authorized officer of the Company;

                      (ii) a copy of the Escrow Agreement, validly executed by a duly authorized officer of the Company; and

                      (iii) such other agreements, instruments, certificates and other documents as may be necessary or reasonably appropriate to effectuate completely the transactions contemplated hereby and by each of the Related Agreements.

               (c) At the Closing, on the terms and subject to the conditions set forth herein and in reliance on the representations and warranties, covenants and other agreements set forth herein, the Purchaser shall deliver, or cause to be delivered, to the Selling Securityholders, and/or the Escrow Agent, as appropriate, each of the following:

                      (i) a copy of this Agreement, validly executed by a duly
               authorized officer of the Purchaser;

                      (ii) subject to the provisions of Section 1.2 hereof, the
               Base Cash Consideration payable by check, bank draft or wire transfer of immediately available funds to an account or accounts designated in writing by each of the Selling Securityholders;

                      (iii) the Escrowed Base Cash Consideration, payable by
               wire transfer of immediately available funds to the escrow account designated in the Escrow Agreement;

                      (iv) a copy of the Escrow Agreement, validly executed by a duly authorized officer of the Purchaser;

                      (v) a copy of each of the Employment and Non-Competition
               Agreements with each of the Principal Securityholders, validly executed by a duly authorized officer of the Purchaser; and

                      (vi) such other agreements, instruments, certificates and
               other documents as may be necessary or reasonably appropriate to effectuate completely the transactions contemplated hereby and by each of the Related Agreements.

        1.6 Post-Closing Deliveries. As soon as practicable following the Closing, on the terms and subject to the conditions set forth herein and in reliance on the representations and warranties, covenants and other agreements set forth herein, the Purchaser shall deliver, or cause to be delivered, to the Selling Securityholders, and/or the Escrow Agent, as appropriate, each of the following:

               (a) subject to the provisions of Section 1.2 hereof, certificates representing the Base Share Consideration, validly executed by the appropriate duly authorized officers of the Purchaser; and

               (b) certificates representing the Escrowed Base Share Consideration, validly executed by the appropriate duly authorized officers of the Purchaser.

        1.7 Further Assurances. On and after the Closing, upon the reasonable request of any of the other parties hereto, the parties hereto shall prepare, execute and deliver such other and further agreements, instruments, certificates, and other documents, and take, do and perform such other and further actions, as may be necessary or appropriate in order to effectuate completely the purposes and intent of this Agreement and to fully consummate the transactions contemplated hereby.

        1.8 Related Agreements. For all purposes under this Agreement, the term "RELATED AGREEMENTS" shall mean and refer to (i) the Escrow Agreement, (ii) the Employment and Non-Competition Agreements, and (iii) the Employment Agreements (as defined in Section 5.2(i) hereof).

                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES
                 OF THE COMPANY AND THE SELLING SECURITYHOLDERS

        Each of the Selling Securityholders (as to him or itself) and the Company hereby severally, but not jointly, represent and warrant to the Purchaser, subject to the exceptions and qualifications specifically set forth in the disclosure schedule delivered by the Company and the Selling Securityholders to the Purchaser at the Closing (the "DISCLOSURE SCHEDULE"), as follows. All references in this Article II to the Company shall be deemed to refer to the Company and its subsidiaries, unless otherwise indicated or the context otherwise requires.

        2.1 Company Organization and Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. The Company has the corporate power to own its properties and to carry on its business as now being conducted. The Company is duly qualified to transact business and is in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified or be in good standing would have a Material Adverse Effect (as defined below) on the Company. The Company has delivered, or caused to be delivered, to the Purchaser and its counsel a true, correct and complete copy of the Company's Articles of Incorporation as amended to date and as in full force and effect on the date hereof. For purposes of this Agreement, "MATERIAL ADVERSE EFFECT" shall mean any material adverse change in, or material adverse effect on, the business, assets, results of operations, or financial or other condition of the Company and its subsidiaries (taken as a whole), or any event or circumstance which would likely prevent, hinder or materially delay the consummation of any of the transactions contemplated by this Agreement or any of the Related Agreements.

        2.2 Company Capital Structure; Title to Company Shares and Company Warrants.

               (a) The authorized capital stock of the Company consists of 520,000 shares of Common Stock, of which 130,000 shares have been issued and are outstanding as of the date hereof. All shares of the Company's issued and outstanding capital stock are held by the persons and in the amounts set forth on Exhibit A-2 hereto. All issued and outstanding shares of the Company's Common Stock were duly authorized and validly issued, are fully paid and non-assessable, were issued in compliance with all applicable securities laws of Japan and any other foreign governmental authority of applicable jurisdiction, and are not subject to any preemptive rights created by statute, the Articles of Incorporation of the Company or any agreement to which the Company is a party or by which it is bound.

               (b) Except as set forth in Section 2.2(b) of the Disclosure Schedule, there are no options, warrants, calls, rights, commitments or agreements of any kind or character, whether written or oral, to which the Company is a party or by which it is bound pursuant to which the Company is or may become obligated to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of the Company or pursuant to which the Company is or may become obligated to grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any such option, warrant, call, right, commitment or agreement.

               (c) The Company Shares and the Company Warrants are owned beneficially and of record by the Selling Securityholders in the respective amounts set forth in Exhibit A-2 of the Stock Purchase Agreement, free and clear of any and all Encumbrances of any kind or nature whatsoever, other than restrictions imposed by securities laws of Japan and any other foreign governmental authority of applicable jurisdiction. The Company Shares comprise all of the issued and outstanding shares of capital stock of the Company, and the Company Warrants comprise all of the issued and outstanding securities convertible into, or exercisable or exchangeable for, shares of capital stock of the Company. Upon the consummation of the transactions contemplated by this Agreement and each of the Related Agreements, the Purchaser will own beneficially and of record all right, title and interest in and to the Company Shares and the Company Warrants, free and clear of all Encumbrances of any kind or nature whatsoever, other than restrictions imposed by securities laws of Japan and any other foreign governmental authority of applicable jurisdiction.

        2.3 Company Subsidiaries. Except as set forth in Section 2.3 of the Disclosure Schedule, the Company does not have and has never had any subsidiaries or affiliated companies, does not otherwise own and has never otherwise owned any shares of capital stock or any other equity or ownership interest in, and does not otherwise control, directly or indirectly, and has never otherwise controlled any other corporation, partnership, association, joint venture or other legal entity. Each subsidiary of the Company set forth in
Section 2.3 of the Disclosure Schedule (each, a "SUBSIDIARY") is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Each Subsidiary has the corporate power to own its properties and to carry on its business as now being conducted. Each Subsidiary is duly qualified to transact business and is in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified or be in good standing would have a Material Adverse Effect.

        2.4 Authority of the Company and Selling Securityholders.

               (a) The Company has all requisite corporate power and authority to enter into this Agreement and each of the Related Agreements to which it is a party, to perform fully its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution and delivery by the Company of this Agreement and each of the Related Agreements to which it is a party, the performance by the Company of its obligations hereunder and thereunder, and the consummation by the Company of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company, and constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with the terms hereof, except as such enforceability may be limited by principles of general application relating to bankruptcy, insolvency, creditor's rights, and the relief of debtors, and rules of law governing specific performance, injunctive relief or other equitable remedies. When delivered in accordance with the terms and conditions hereof, each of the Related Agreements to which the Company is a party will have been duly executed and delivered by the Company, and all such Related Agreements will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with the respective terms thereof, except as such enforceability may be limited by principles of general application relating to bankruptcy, insolvency, creditor's rights, and the relief of debtors, and rules of law governing specific performance, injunctive relief or other equitable remedies.

               (b) Each of the Selling Securityholders has all requisite power and authority to enter into this Agreement and each of the Related Agreements to which such Selling Securityholder is a party, to perform fully his or its respective obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution and delivery by each of the Selling Securityholders of this Agreement and each of the Related Agreements to which each such Selling Securityholder is a party, the performance by each such Selling Securityholder of his or its respective obligations hereunder and thereunder, and the consummation by each such Selling Securityholder of the transactions contemplated hereby and thereby, have been duly authorized by all necessary action on the part of each such Selling Securityholder. This Agreement has been duly executed and delivered by each of the Selling Securityholders, and constitutes the valid and binding obligation of each such Selling Securityholder enforceable against each such Selling Securityholder in accordance with the terms hereof, except as such enforceability may be limited by principles of general application relating to bankruptcy, insolvency, creditor's rights, and the relief of debtors, and rules of law governing specific performance, injunctive relief or other equitable remedies. When delivered in accordance with the terms and conditions hereof, each of the Related Agreements to which any of the Selling Securityholders is a party will have been duly executed and delivered by each such Selling Securityholder, and all such Related Agreements will constitute the valid and binding obligation of each such Selling Securityholder enforceable against each such Selling Securityholder in accordance with the respective terms thereof, except as such enforceability may be limited by principles of general application relating to bankruptcy, insolvency, creditor's rights, and the relief of debtors, and rules of law governing specific performance, injunctive relief or other equitable remedies.

        2.5    No Conflicts.

               (a) The execution and delivery by the Company and each of the Selling Securityholders of this Agreement and each of the Related Agreements to which the Company and/or any of Selling Securityholders is a party does not, and will not, (i) conflict with, or result in any violation of, or constitute a default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation, modification or acceleration of any obligation or loss of any benefit under (any such event, a "CONFLICT") (A) any provision of the Articles of Incorporation of the Company, as amended and in full force and effect as of the date hereof, or (B) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or its properties or assets, or (ii) violate any order, injunction, judgment, ruling, law or regulation of any court, administrative agency or commission or other federal, state, county, local or foreign governmental authority, instrumentality, agency or commission, including, without limitation, any governmental authority, instrumentality, agency or commission of Japan or the United States (each, a "GOVERNMENTAL ENTITY"), applicable to the Company or any of its properties or assets. Except as set forth in Section 2.5(a) of the Disclosure Schedule, no consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity or any third party, including, without limitation, a party to any agreement with the Company, is required by or with respect to the Company in connection with the execution and delivery by the Company and the Selling Securityholders of this Agreement or any of the Related Agreements, the performance by the Company and the Selling Securityholders of their respective obligations hereunder and thereunder, or the consummation by the Company and the Selling Securityholders of the transactions contemplated hereby and thereby.

               (b) The execution and delivery by each of the Selling Securityholders of this Agreement and each of the Related Agreements to which any of them is a party does not, and will not, (i) give rise to any Conflict in respect of (A) any provision of the charter documents of any such Selling Securityholder, if applicable, as amended and in full force and effect as of the date hereof, or (B) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to any of the Selling Securityholders or their respective properties and assets, or (ii) violate any order, injunction, judgment, ruling, law or regulation of any Governmental Entity applicable to any of the Selling Securityholders or any of their respective properties or assets. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity or any third party, including, without limitation, a party to any agreement with any of the Selling Securityholders, is required by or with respect to any of the Selling Securityholders in connection with the execution and delivery by the Selling Securityholders of this Agreement or any of the Related Agreements, the performance by the Selling Securityholders of their respective obligations hereunder and thereunder, or the consummation by the Selling Securityholders of the transactions contemplated hereby and thereby.

        2.6 Company Financial Statements. Section 2.6 of the Disclosure Schedule includes a copy of the Company's unaudited financial statements, including balance sheets, income statements and statements of cash flows, as of and for the fiscal years ending March 31, 1998, 1997 and 1996 (collectively, the "FINANCIAL STATEMENTS"). Except for customary year end adjustments (which will not be material in amount when taken as a whole) the Financial Statements are complete and correct and have been prepared in accordance with Japanese GAAP applied on a basis consistent throughout the periods indicated and consistent with each other. The Financial Statements present fairly the financial condition and results of operations of the Company as of the dates and during the periods indicated therein except for customary year end adjustments (which will not be material in amount when taken as a whole). The unaudited balance sheet of the Company as of March 31, 1998 is hereinafter referred to as the "UNAUDITED BALANCE SHEET."

        2.7 No Undisclosed Liabilities. Except for obligations incurred in the ordinary course of its business and in a manner consistent with its past practices which are not material to the financial condition or results of operations of the Company and which are not required under Japanese GAAP to be set forth or reflected on a balance sheet or the notes thereto, the Company does not have any liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type, whether accrued, absolute, contingent, matured, unmatured or otherwise (whether or not required to be reflected in financial statements in accordance with Japanese GAAP), which individually or in the aggregate, (i) has not been reflected in the Unaudited Balance Sheet, or
(ii) has not been specifically described in this Agreement or in the Disclosure Schedule and specifically identified herein or therein as not being included in the Unaudited Balance Sheet, or (iii) has not arisen in the ordinary course of the Company's business since the date of the Unaudited Balance Sheet.

        2.8 Deferred Compensation. Section 2.8 of the Disclosure Schedule includes a complete and accurate list of the names of all directors and employees (including executive officers) of the Company, and consultants to the Company, and the amount of money each is entitled to receive from the Company as a result of deferred compensation, bonuses or Company expenses payable to the director, employee or consultant, other than stock options. Other than the names and amounts listed in Section 2.8 of the Disclosure Schedule, no other compensation is owed by the Company to the directors or employees of the Company, or consultants to the Company, other than ordinary payroll payable by the Company at the end of each pay period.

        2.9 No Changes. Except as set forth in Section 2.9 of the Disclosure Schedule, since March 31, 1998, there has not been, occurred or arisen:

               (a) any transaction by the Company except in the ordinary course of its business and in a manner consistent with its past practices;

               (b) any capital expenditure or commitment by the Company exceeding US$10,000 in any individual case and US$100,000 in the aggregate;

               (c) any destruction of, damage to or loss of any material assets, business or customer of the Company (whether or not covered by insurance);

               (d) any labor trouble or claim of wrongful discharge of which the Company has received written notice, or of which the Company is aware, or other unlawful labor practice or action;

               (e) any change in accounting methods or practices (including, without limitation, any change in depreciation or amortization policies or rates) by the Company;

               (f) any revaluation by the Company of any of its assets other than depreciation as required by Japanese GAAP and as reflected on the Unaudited Balance Sheet;

               (g) any declaration, setting aside for payment, or payment of any dividends on or any other distribution (whether in cash, stock or property) in respect of any of the Company's capital stock, or any split, combination or reclassification of any of the Company's capital stock or the issuance or authorization of the issuance of any of the securities in respect of, in lieu of or in substitution for shares of the capital stock of the Company, or the repurchase, redemption or other acquisition, directly or indirectly, of any shares of the Company's capital stock, or any options, warrants, or other rights exercisable or exchangeable therefor.

               (h) any increase in the salary or other compensation payable, or to become payable, by the Company to any of its officers, directors, employees or advisors, or the declaration, payment or commitment or obligation of any kind for the payment, by the Company, of a bonus or other additional salary or compensation to any such person, except for increases granted in connection with the Company's ordinary employee review and evaluation policies and consistent with the Company's past practices, which increases did not exceed five percent (5%) of pre-existing base salary in any individual case, and except as otherwise contemplated by this Agreement;

               (i) any sale, lease, license or other disposition of any of the assets or properties of the Company, except in the ordinary course of its business and in a manner consistent with its past practices;

               (j) any material amendment, termination or violation of any distribution agreement or any material contract, agreement or license to which the Company is a party or by which it is or may become bound, other than amendment or termination by the Company pursuant to the terms thereof in the ordinary course of its business and in a manner consistent with its past practices;

               (k) any loan by the Company to any person or entity, other than advances to employees for travel and business expenses in the ordinary course of its business and in a manner consistent with its past practices, or, except for loans to the Company made by the Purchaser, any incurring by the Company of any indebtedness other than trade debt in the ordinary course of its business and in a manner consistent with its past practices, or any guaranty by the Company of any indebtedness, issuance or sale of any debt securities of the Company or guaranteeing of any debt securities of others;

               (l) any waiver or release of any material right or claim of the Company, including, without limitation, any write-off or other compromise of any account receivable of the Company in excess of US$5,000 in any individual case and US$50,000 in the aggregate;

               (m) any notice or commencement of, or threat of commencement of, any lawsuit, violation of any operating permit or proceeding against or investigation of the Company or its affairs;

               (n) any knowledge or receipt of any claim of ownership by a third party, whether written or oral, of the Company's Intellectual Property Rights (as defined in Section 2.13 hereof) or infringement by the Company of any intellectual property rights of any third party;

               (o) any issuance, sale or exemption by the Company of any of its shares of capital stock, or securities exchangeable, convertible or exercisable therefor, or of any other securities except for issuances or sales as a result of rights previously granted to purchase shares of the Company's capital stock;

               (p) any transactions by the Company with any of its officers, directors or employees (other than payment of normal compensation) or with any persons or entities affiliated with any of its officers, directors or employees;

               (q) any event or condition of any character that has, or could be reasonably expected to have, a Material Adverse Effect on the Company; or

               (r) any negotiation or agreement by the Company, or any director, officer or employees thereof, to take, or cause to be taken, any of the actions described in the preceding Sections 2.9(a) - (q), other than by negotiations with the Purchaser and its representatives regarding the transactions contemplated by this Agreement and each of the Related Agreements.

        2.10 Tax Matters.

               (a) Definitions. For the purposes of this Agreement, (i) the term "TAX" or, collectively, "TAXES," means any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including, without limitation, taxes assessed by the government of Japan, and including further, without limitation, taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and further including any liability for taxes of a predecessor entity, (ii) the term "CODE" means the United States Internal Revenue Code of 1986, as amended, and (iii) the term "IRS" means the United States Internal Revenue Service, or any successor agency of the United States federal government.

               (b) Tax Returns and Audits.

                      (i) The Company has prepared and timely filed, or made a
               timely request for extension for filing of, all federal, state, local and foreign returns, estimates, information statements and reports required by applicable law (including, without limitation, the laws of Japan) relating to any and all Taxes concerning or attributable to the Company or its operations (each, a "RETURN" and, collectively, the "RETURNS"), and all such Returns are true and correct and have been completed in accordance with applicable law.

                      (ii) The Company (A) has paid or accrued all Taxes it is
               required to pay or accrue in accordance with applicable law (including, without limitation, the laws of Japan) and Japanese GAAP, and (B) has withheld and timely remitted with respect to its employees all federal, state, local and foreign income Taxes (including, without limitation, Taxes assessed by the government of Japan), and other Taxes required to be withheld and remitted by applicable law (including, without limitation, the laws of Japan).

                      (iii) The Company has not been delinquent in the payment
               of any Tax concerning or attributable to the Company or its operations, nor is there any Tax deficiency outstanding, assessed or, to the knowledge of the

               Company and the Principal Securityholders, proposed against the Company concerning or attributable to the Company or its operations, nor has the Company executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax concerning or attributable to the Company or its operations.

                      (iv) No audit or other examination of any Return of the
               Company is presently in progress, nor has the Company been notified by any federal, state local or foreign governmental authority (including, without limitation, any governmental authority of Japan) of any request for such an audit or other examination.

                      (v) The Company does not have any liabilities for unpaid
               federal, state, local and foreign Taxes (including, without limitation, Taxes assessed by the government of Japan) which have not been accrued or reserved against in accordance with Japanese GAAP on the Unaudited Balance Sheet, whether asserted or unasserted, contingent or otherwise.

                      (vi) The Company has made available to the Purchaser or
               its representatives copies of all foreign, federal and state income, and all state sales and use Returns, filed since January 1, 1995, or with respect to any non-U.S. Returns, for all periods as to which the applicable statute of limitations has not expired with respect thereto.

                      (vii) There are no liens, pledges, charges, claims,
               security interests or other encumbrances of any sort ("LIENS") on the assets of the Company relating to or attributable to Taxes concerning or attributable to the Company or its operations, other than Liens for taxes not yet due and payable.

                      (viii) The Company and the Principal Securityholders have
               no knowledge of any reasonable basis for the assertion of any claim relating or attributable to Taxes concerning or attributable to the Company or its operations which, if adversely determined, would result in any Lien on the assets of the Company.

                      (ix) The Company is not a party to a tax sharing or
               allocation agreement nor does the Company owe any amount under any such agreement.

                      (x) The Company's tax basis in its assets for purposes of
               determining its future amortization, depreciation and other federal income tax deductions is properly reflected on the Company's tax books and records.

        2.11 Restrictions on Business Activities. There is no agreement (noncompete or otherwise), commitment, judgment, injunction, order or decree to which the Company is a party or otherwise binding upon the Company which has or reasonably could be expected to have the effect of prohibiting or impairing any business practice of the Company, any acquisition of property (tangible or intangible) by the Company or the conduct of business by the Company. Section
2.11 of the Disclosure Schedule includes a complete and accurate list of notice requirements to which the Company is subject pursuant to any such agreement, commitment, judgment, injunction, order or decree.

        2.12 Title of Properties; Absence of Liens and Encumbrances; Condition of Equipment.

               (a) Section 2.12(a) of the Disclosure Schedule includes a complete and accurate list of all real property currently owned (the "OWNED REAL PROPERTY") and leased by the Company (the "LEASED REAL PROPERTY" and, together with the Owned Real Property, the "REAL PROPERTY"), and, with respect to the Leased Real Property, the name of the lessor, the date of the lease and each amendment thereto and the aggregate annual rental and/or other fees payable under any such lease. All leases for Leased Real Property are in full force and effect, are valid and effective in accordance with their respective terms, and there is not any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default) under any of such leases.

               (b) The Company has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, free and clear of any Liens, except as reflected in the Financial Statements and except for liens for Taxes not yet due and payable and such imperfections of title and encumbrances, if any, which are not material in character, amount or extent, and which do not materially detract from the value, or materially interfere with the present use and enjoyment, of the property subject thereto or affected thereby.

               (c) The equipment (the "EQUIPMENT") owned or leased by the Company is, taken as a whole, (i) adequate for the conduct of the business of the Company as currently conducted, (ii) in good operating condition, subject to normal wear and tear, and (iii) reasonably maintained.

               (d) To the knowledge of the Company and the Principal Securityholders, there are no material physical or mechanical defects of the Real Property, including, without limitation, the structural and load-bearing components of the Real Property. The improvements on the Real Property, including, without limitation, the roofs, the parking lot, the plumbing, heating, air conditioning, water, sewer, gas, and electrical and life safety systems are in good operating condition and repair, are in compliance in all material respects with all applicable Legal Requirements (as defined below in

        Section 2.22(a)(viii) hereof) have been reasonably maintained in a manner consistent in all material respects with standards generally followed in the industry, ordinary wear and tear excepted, and are structurally sound and suitable for their present uses.

               (e) The Company and the Principal Securityholders have no knowledge of any condemnation, environmental, zoning or other land-use regulation proceedings, either instituted or planned to be instituted with respect to the Real Property or any portion thereof, nor have the Company and the Principal Securityholders received notice of any special assessment proceedings affecting the Real Property.

               (f) The Company has obtained all licenses, permits, variances, approvals, authorizations, easements and rights of way, including proof of dedication, required from all Governmental Entities having jurisdiction over the Real Property or from private parties to insure vehicular and pedestrian ingress to and egress from the Real Property at current levels of use, except where the failure to so obtain any such license, permit, variance, approval, authorization, easement or right of way would not have a Material Adverse Effect.

               (g) There are no outstanding written or oral contracts made by the Company for any alterations or improvements on or to the Real Property, which have not been fully paid for, and all mechanics' and materialmens' liens arising from any labor or materials furnished to the Real Property prior to the time of Closing have been discharged.

        2.13 Intellectual Property.

               (a) The Company owns, or is licensed or otherwise possesses legally enforceable rights to use, all patents, trademarks, trade names, service marks, copyrights, and any applications therefor, maskworks, net lists, schematics, technology, know-how, computer software programs or applications (in both source code and object code form), and tangible or intangible proprietary information or material that are used in the business of the Company as currently conducted (the "INTELLECTUAL PROPERTY RIGHTS").

               (b) Section 2.13 of the Disclosure Schedule includes a complete and accurate list of all patents, trademarks, registered copyrights, trade names and service marks, and any applications therefor in respect of any of the foregoing, included in the Intellectual Property Rights, and specifies, where applicable, the jurisdictions in which each such Intellectual Property Right has been issued or registered or in which an application for such issuance and registration has been filed, including the respective registration or application numbers and the names of all registered owners. Section 2.13 of the Disclosure Schedule also includes a complete and accurate list of all material licenses, sublicenses and other agreements as to which the Company is a party and pursuant to which the Company or any other person is authorized by the Company to use any Intellectual Property Right or other trade secret material to the Company. The Company is not in material violation of any license, sublicense or agreement described on such list. The execution and delivery by the Company of this Agreement and each of the Related Agreements, the performance by the Company of its obligations hereunder and thereunder, and the consummation by the Company of the transactions contemplated hereby and thereby, (i) will not cause the Company to be in violation or default under any such license, sublicense or agreement, (ii) entitle any other party to any such license, sublicense or agreement to terminate or modify such license, sublicense or agreement or (iii) require the Company to repay any funds already received by it from a third party. No claims with respect to the Intellectual Property Rights have been asserted against the Company, nor to the knowledge of the Company, are threatened against the Company or have been asserted or threatened against a third party, nor is the Company aware of any reasonable basis for any claims (A) to the effect that the manufacture, sale, licensing or use of any of the products of the Company as now manufactured, sold or licensed or used or proposed for manufacture, use, sale or licensing by the Company infringes on any copyright, patent, trade mark, service mark, trade secret or other proprietary right of any third party, (B) against the use by the Company of any trademarks, service marks, trade names, trade secrets, copyrights, patents, technology, know-how or computer software programs and applications used in the Company's business as currently conducted or (C) challenging the validity, effectiveness, or ownership by the Company of any of the Intellectual Property Rights. All registered patents, trademarks, service marks and copyrights held by the Company are valid and subsisting. To the knowledge of the Company, there is no unauthorized use, infringement or misappropriation of any of the Intellectual Property Rights owned by the Company by any third party, including any employee or former employee of the Company. No Intellectual Property Right or product of the Company is subject to any outstanding decree, order, judgment, or stipulation restricting in any manner the licensing thereof by the Company. The Company has not entered into any agreement under which the Company is restricted from selling, licensing or otherwise distributing any of its products to any class of customers, in any geographic area, during any period of time or in any segment of the market.

        2.14 Agreements, Contracts and Commitments.

               (a) Except as set forth in Section 2.14 of the Disclosure Schedule, the Company does not have continuing obligations under, is not a party to, nor is it bound by:

                      (i) any collective bargaining agreements;

                      (ii) any agreements or arrangements that contain any
               severance pay or post-employment liabilities or obligations, other than as contemplated herein or in the Employment and Non-Competition Agreements and the Employment Agreements;

                      (iii) any bonus, deferred compensation, pension, profit
               sharing or retirement plans, or any other employee benefit plans or arrangements;

                      (iv) any employment or consulting agreement, contract or
               commitment with an employee or individual consultant or salesperson or consulting or sales agreement, contract or commitment with a firm or other organization, other than oral agreements terminable at will which consist solely of agreements by the Company to employ any employee, and corresponding agreements by any employee to conduct work for the Company;

                      (v) any agreement or plan, including, without limitation,
               any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement, except as provided herein;

                      (vi) any fidelity or surety bond or completion bond;

                      (vii) any lease of personal property having annual lease
               payments individually in excess of US$10,000;

                      (viii) any agreement of indemnification or guaranty other
               than in the ordinary course of business;

                      (ix) any agreement, contract or commitment containing any
               covenant limiting the freedom of the Company to engage in any line of business or to compete with any person;

                      (x) any agreement, contract or commitment relating to
               capital expenditures and involving future payments in excess of US$10,000 in the aggregate;

                      (xi) any agreement, contract or commitment relating to the disposition or acquisition of material assets or any interest in any business enterprise outside the ordinary course of the Company's business;

                      (xii) any mortgages, indentures, loans or credit
               agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit, including any guarantees;

                      (xiii) any purchase order or contract for the purchase of
               raw materials involving US$10,000 or more;

                      (xiv) any construction contracts;

                      (xv) any distribution, joint marketing or development
               agreement;

                      (xvi) any agreement, contract or commitment with any
               customer which, during the last two fiscal years of the Company, accounted for, or during the Company's current fiscal year is expected to account for, more than one percent (1%) of the Company's revenue or trade payables; or

                      (xvii) any other agreement, contract or commitment that
               involves US$10,000 or more or is not cancelable without penalty within thirty (30) days.

               (b) The Company has not breached, violated or defaulted under, or received notice that it has breached, violated or defaulted under, any of the material terms or conditions of (i) any agreement, contract or commitment set forth in Section 2.14 of the Disclosure Schedule, or (ii) any other agreement, contract or commitment to which it is a party or by which it is bound (any such agreement, contract or commitment, a "CONTRACT"). Each Contract is in full force and effect and is not subject to any default thereunder of which the Company or any of the Principal Securityholders is aware by any party obligated to the Company pursuant thereto. The Company has obtained, or will obtain prior to the Closing, all necessary consents, waivers and approvals of parties to any Contract as are required in connection with the transactions contemplated hereby and by each of the Related Agreements, or as are required or advisable in order to remain in effect without modification after the consummation of the transactions contemplated hereby and thereby.

        2.15 Interested Party Transactions. Except as set forth in Section 2.15 of the Disclosure Schedule, no officer or director or, to the knowledge of the Company and the Principal Securityholders, no employee or stockholder (nor, to the knowledge of the Company and the Principal Securityholders, any ancestor, sibling, descendant or spouse of any of such persons, or any trust, partnership or corporation in which any of such persons has or has had an interest), has or has had, directly or indirectly, (i) an interest in any entity which furnished or sold, or furnishes or sells, services or products that the Company furnishes or sells, or proposes to furnish or sell, or (ii) any interest in any entity that purchases from or sells or furnishes to, the Company, any goods or services, or (iii) a beneficial interest in any contract or agreement set forth in Section 2.14 of the Disclosure Schedule.

        2.16 Governmental Authorization. Section 2.16 of the Disclosure Schedule includes a complete and accurate list of each material consent, license, permit, grant or other authorization issued to the Company by any Governmental Entity
(i) pursuant to which the Company currently operates or holds any interest in any of its properties, or (ii) which is required for the operation of its business or the holding of any such interest (collectively, the "AUTHORIZATIONS"), which Authorizations are in full force and effect and constitute all Authorizations required to permit the Company to operate or conduct its business or hold any interest in its properties or assets.

        2.17 Permits. Section 2.17 of the Disclosure Schedule contains a complete and accurate list of all material permits (including, without limitation, those relating to the occupancy or use of the Real Property) issued to or held by the Company by any Governmental Entity (collectively, the "PERMITS"). The Permits are the only permits that are required for the Company to conduct its business as presently conducted and as currently proposed to be conducted, except for those the absence of which would not have a Material Adverse Effect. Each such Permit is in full force and effect and, to the knowledge of the Company and the Principal Securityholders, no suspension or cancellation of any such Permit is threatened, and the Company is not aware of any basis for believing that such Permits will not be renewable upon the expiration thereof.

        2.18 Legal Proceedings. Except as set forth in Section 2.18 of the Disclosure Schedule, there is no action, suit, claim or proceeding of any nature pending or, to the knowledge of the Company and the Principal Securityholders, threatened against the Company, its properties or any of its officers or directors, in their capacities as agents of the Company. There is no investigation pending or, to the knowledge of the Company and the Principal Securityholders, threatened against the Company, its properties or any of its officers or directors, in their capacities as agents of the Company by or before any Governmental Entity. No Governmental Entity has at any time challenged or questioned the legal right of the Company to manufacture, offer or sell any of its products in the present manner or style thereof.

        2.19 Accounts Receivable; Inventory.

               (a) Section 2.19 of the Disclosure Schedule includes a complete and accurate list of all of the Company's accounts receivable as reflected on the Unaudited Balance Sheet (the "ACCOUNTS RECEIVABLE"), together with a range of days elapsed since invoice (i.e., an aging report).

               (b) All of the Accounts Receivable arose in the ordinary course of the Company's business, are carried at values determined in accordance with Japanese

        GAAP consistently applied and, to the knowledge of the Company and the Principal Securityholders, are collectible except to the extent of reserves therefor set forth in the Unaudited Balance Sheet. No person has any Lien on any of the Accounts Receivable, and no request or agreement for deduction or discount has been made with respect to any of the Accounts Receivable.

               (c) All of the inventories of the Company reflected on the Unaudited Balance Sheet and the Company's books and records on the date hereof were purchased, acquired or produced in the ordinary and regular course of the Company's business and in a manner consistent with the Company's regular inventory practices and are set forth on the Company's books and records in accordance with the practices and principles of the Company consistent with the method of treating said items in prior periods. None of the inventory of the Company reflected on the Unaudited Balance Sheet or on the Company's books and records as of the date hereof (in either case net of the reserve therefor) is obsolete, defective or in excess of the needs of the business of the Company reasonably anticipated for the normal operation of the business consistent with its past practices and outstanding customer contracts. The presentation of inventory on the Unaudited Balance Sheet conforms to Japanese GAAP and such inventory is stated at the lower of cost (determined using the first-in, first-out method) or net realizable value.

        2.20 Customers and Suppliers. No unfilled customer order or commitment obligating the Company to process or deliver products or perform services will result in a loss to the Company upon completion of performance. No purchase order or commitment of the Company is in excess of normal requirements, nor are prices provided therein in excess of current market prices for the products or services to be provided thereunder. No material supplier of the Company has given notice within the past year that it will stop, or decrease the rate of, supplying materials, products or services to them, and no material customer of the Company has given notice within the past year that it will stop, or decrease the rate of, buying materials, products or services from them. Section 2.20 of the Disclosure Schedule includes a complete and accurate list of (i) each customer that accounted for more than five percent (5%) of the revenues of the Company during the calender year ended December 31, 1997, and (ii) each supplier that is the sole supplier of any significant product or materials to the Company.

        2.21 Minute Books. The minute books of the Company, made available to counsel for the Purchaser, are the only minute books of the Company and contain an accurate summary of all proceedings of meetings of the Board of Directors of the Company and the committees thereof, and all proceedings of meetings of the shareholders of the Company, or actions by written consent of either the Board of Directors or the shareholders of the Company, in each case since the date of organization of the Company.

        2.22 Environmental Matters.

               (a) There are no Hazardous Materials (as defined below) generated, used, handled or stored by the Company, the proper disposal of which in accordance with any and all (i) statutes, rules, ordinances, regulations or common laws of any local, state, federal, provincial, national or international jurisdiction (including the laws of Japan and the United States) relating to the environment, public health and safety, worker health and safety, (ii) orders, injunctions, decrees or rulings issued by a court of competent jurisdiction or other Governmental Entity relating to the environment, public health and safety, worker health and safety, and (iii) obligations arising under consent decrees, settlement agreements, contracts, leases, covenants running with the land or equitable servitudes relating to the environment, public health and safety, worker health and safety (collectively, "ENVIRONMENTAL LAWS"), will require any expenditure by the Company. There has not been at any time, nor is there as of the date hereof, (x) any generation, use, handling, storage or disposal of any Hazardous Materials in violation of any applicable Environmental Law at any property owned or premises leased by the Company, or (y) any release of any Hazardous Materials on or at any property owned or premises leased by the Company (whether or not in violation of any applicable Environmental Law, and whether or not giving rise to an obligation to report or remediate such release) in each case during the period of the Company's ownership or lease thereof. As of the date hereof, there is no threat of release of any Hazardous Materials on or at any property owned or premises leased by the Company. For all purposes of an under this Agreement, the term "HAZARDOUS MATERIALS" shall mean and refer to any material that has been designated by any Governmental Entity to be radioactive, toxic, hazardous or otherwise a danger to health, reproduction or the environment, or that is regulated or prohibited under any Environmental Law, including, without limitation, any "hazardous waste" as that term is defined either the United States Resource Conservation and Recovery Act or regulations adopted pursuant thereto, and any "hazardous substance" or "hazardous materials" as such terms are defined in the United States Comprehensive Environmental Response, Compensation and Liability Act.


               (b) The activities of the Company have complied at all times in the past, and do comply as of the date hereof, in all material respects with all applicable Environmental Laws.

               (c) Section 2.22(c) of the Disclosure Schedule contains a complete and accurate list of all of the environmental site and risk investigations, assessments, studies, audits, tests, reviews or other analysis and documentation concerning the property owned or premises leased by the Company, or the activities of the Company involving or relating to Hazardous Materials, in each case conducted by or at the direction of Company or, to the knowledge of the Company and the Principal Securityholders, by any other person.

               (d) Except as provided in Section 2.22(d) of the Disclosure Schedule, no suit, proceeding, administrative action, writ, injunction, governmental investigation or governmental or third party claim is pending or, to the knowledge of the Company and the Principal Securityholders, is threatened with respect to any activities of the Company involving or relating to Hazardous Material conducted on or about the property owned or premises leased by the Company, and to the knowledge of the Company and the Principal Securityholders, no fact or circumstance exists with respect to the property owned or the premises leased by the Company which will involve the Purchaser or its successor or assigns in any such suit, proceeding, action, writ, injunction, investigation or claim, or impose upon the Purchaser or its successor or assigns any environmental liability. There are no Liens under any Environmental Laws on the property owned or the premises leased by Company and, to the knowledge of the Company and the Principal Securityholders, no governmental actions have been taken or are in the process of being taken, which could subject such properties to such Liens.

               (e) There are no environmental health or safety matters or circumstances that could have a Material Adverse Effect.

        2.23 Employee Matters; Employee Benefit Plans.

               (a) Schedule. Section 2.23(a) of the Disclosure Schedule includes a complete and accurate list of (i) each director, officer and other employee of the Company, and any affiliate of the Company, as of March 31, 1998 (collectively, "EMPLOYEES"), (ii) each employment, severance, consulting or similar agreement or contract between the Company, or any affiliate of the Company, and any Employee ("EMPLOYEE AGREEMENTS"),
        (iii) all rules of employment (Shugyo Kisoku) and other internal rules applicable to any of the Employees with respect to the terms and conditions of employment between the Company, or any affiliate of the Company, and of the Employees ("RULES OF EMPLOYMENT"), and (iv) each any plan, program, policy, practice, contract, agreement or other arrangement providing for bonuses, severance, termination pay, pension, performance awards, stock or stock-related awards, fringe benefits or other employee benefits of any kind, whether formal or informal, funded or unfunded and whether or not legally binding (including without limitation, each "employee benefit plan," within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), which is or has been maintained, contributed to, or required to be contributed to, by the Company, or any affiliate of the Company, for the benefit of any Employee, and pursuant to which the Company, or any affiliate of the Company, has or may have any material liability, whether contingent or otherwise ("EMPLOYEE PLANS"). The

        Company does not have any plan or commitment, whether or not legally binding, to enter into any new Employee Agreement, establish any new Rule of Employment of Employee Plan, or to modify any Employee Agreement, Rule of Employment or Employee Plan (except to the extent required by law or to conform any such Employee Agreement, Rule of Employment or Employee Plan to the requirements of any applicable law, in each case as previously disclosed to the Purchaser in writing, or as required by this Agreement), nor does it have any intention or commitment to do any of the foregoing. The Company does not now, nor has it ever, maintained, established, sponsored, participated in, or contributed to, any "employee pension benefit plan" within the meaning of Section 3(2) of ERISA. At no time has the Company contributed to or been requested to contribute to any "multiemployer plan" within the meaning of Section 3(37) of ERISA.

               (b) Documents. The Company has provided to the Purchaser true, correct and complete copies of all documents embodying or relating to each Employee Agreement, Rule of Employment and Employee Plan, including, without limitation, all amendments thereto, copies of all forms of agreement and enrollment used in connection therewith and copies of all reports and other forms filed with any Governmental Entity in connection therewith.

               (c) Compliance. The Company has performed in all material respects all obligations required to be performed by it under each Employee Agreement, Rule of Employment and Employee Plan, and each Rule of Employment and Employee Plan has been established and maintained in all material respects in accordance with its terms and in compliance with all applicable laws, statutes, orders, rules and regulations of any Governmental Entity (including, without limitation, the laws of Japan and the United States).

               (d) No Post-Employment Obligations. No Rule of Employment or Employee Plan provides, or contains any commitment to provide, life insurance, medical or other employee benefits to any Employee upon his or her retirement or termination of employment for any reason, except as may be required by statute, and the Company has never represented, promised or contracted (whether in oral or written form) to any Employee (either individually or to Employees as a group) that such Employee(s) would be provided with life insurance, medical or other employee welfare benefits upon their retirement or termination of employment, except to the extent required by statute.

               (e) Effect of Transaction. The execution and delivery by the Company of this Agreement and each of the Related Agreements, the performance by the Company of its obligations hereunder and thereunder, and the consummation by the Company of the transactions contemplated hereby and thereby, will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Employee Agreement, Rule of Work or Employee Plan, that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee.

               (f) Employment Matters. The Company (i) is in compliance in all material respects with all applicable laws, rules and regulations of Japan, the United States or any other Governmental Entity of applicable jurisdiction respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Employees, (ii) has withheld, and paid to the relevant Governmental Entity if so required, all social security and other amounts required by law or by agreement to be withheld from the wages, salaries and other payments to Employees, (iii) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing, and (iv) is not liable for any payment to any trust or other fund or to any Governmental Entity, with respect to unemployment compensation benefits, social security or other benefits for Employees (other than routine payments to be made in the normal course of business and consistent with past practice).

               (g) Labor. No work stoppage or labor strike against the Company is pending or, to the knowledge of the Company and the Principal Securityholders, threatened. The Company is not involved in or, to the knowledge of the Company and the Principal Securityholders, threatened with, any labor dispute, grievance, or litigation relating to labor, safety or discrimination matters involving any Employee, including, without limitation, charges of unfair labor practices or discrimination complaints, which, if adversely determined, would, individually or in the aggregate, result in any liability to the Company. The Company has not engaged in any unfair labor practices within the meaning of the National Labor Relations Act which would, individually or in the aggregate, directly or indirectly result in a liability to the Company. The Company is not presently, nor has it been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to Employees and no collective bargaining agreement is being negotiated by the Company.

        2.24 Insurance. Section 2.24 of the Disclosure Schedule includes a complete and accurate list of all insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of the Company. There is no claim by the Company pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and the Company is otherwise in material compliance with the terms of such policies and bonds. The Company and the Principal Securityholders have no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

        2.25 Compliance with Laws. The Company has complied in all material respects with, is not in violation in any material respect of, and has not received any notices of violation with respect to, any statute, law or regulation of any Governmental Entity (including without limitation, the government of Japan and the United States) with respect to the conduct of its business, or the ownership or operation of its business, assets or properties.

        2.26 Warranties; Indemnities. Section 2.26 of the Disclosure Schedule indicates all warranty and indemnity claims in excess of US$5,000 by any one customer made against the Company.

        2.27 Complete Copies of Materials. The Company has delivered or made available to the Purchaser true and complete copies of each agreement, contract, commitment or other document that is referred to in the Disclosure Schedule or that has been requested by the Purchaser or its counsel. Without in any way limiting the generality of the foregoing, to the extent that the Company has delivered any of the foregoing to the Purchaser, such copies are true and complete.

        2.28 Brokers' and Finders' Fees. Neither the Company nor any of the Selling Securityholders has incurred, nor will they incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any of the Related Agreements, or the consummation of the transactions contemplated hereby of thereby. The Purchaser will not incur any liability for any brokerage or finders' fee or agents' commissions or any similar charges by virtue of any act of the Company and/or any of the Selling Securityholders in connection with the consummation of the transactions contemplated hereby or by any of the Related Agreements.

        2.29   Foreign Offering Representations.

               (a) No offer or solicitation of an offer was made by the Purchaser, any of its affiliates or any other person acting for or on behalf of the Purchaser, to any of the Selling Securityholders to enter into this Agreement, or to consummate the transactions contemplated hereby (including, without limitation, the issuance of shares of the Purchaser's Common Stock as Base Share Consideration and Additional Consideration pursuant hereto), while any such Selling Securityholder was inside the United States and, at the time of the execution and delivery by the Selling Securityholders of this Agreement, each of the Selling Securityholders was outside the United States.

               (b) In making the decision to invest in the shares of the Purchaser's Common Stock to be issued as Base Share Consideration or Additional Consideration pursuant hereto, none of the Selling Securityholders has relied upon any materials received in connection with any "directed selling efforts" of the

        Purchaser, any of its affiliates or any person acting for or on behalf of the Purchaser, as such term is defined in Rule 902(b) under Regulation S ("REGULATION S") promulgated under the Securities Act of 1933, as amended (the "SECURITIES ACT"), including, without limitation, any printed materials distributed in a publication with a general circulation within the United States, or advertisements with radio or television stations broadcasting within the United States, in each case which discuss the terms of this Agreement or the transactions contemplated hereby (including, without limitation, the issuance of shares of the Purchaser's Common Stock as Base Share Consideration and Additional Consideration pursuant hereto).

               (c) In making the decision to invest in the shares of the Purchaser's Common Stock to be issued as Base Share Consideration or Additional Consideration pursuant hereto, none of the Selling Securityholders has relied upon any "Distributors", as such term is defined in Rule 902(c) of Regulation S, including, without limitation, any underwriter or dealer.

               (d) Each of the Selling Securityholders understands and acknowledges that the shares of the Purchaser's Common Stock to be issued as Base Share Consideration or Additional Consideration pursuant hereto are being issued in reliance upon the exemption from the registration requirements of the Securities Act afforded by Regulation S, that such shares will not be registered under the Securities Act or any state securities or "blue sky" law, and that such shares may not be offered or sold in the United States or to any "U.S. Person", as such term is defined in Rule 902(o) of Regulation S (a "U.S. PERSON"), or otherwise disposed of, except in accordance with the provisions of Rules 903 and 904 of Regulation S, pursuant to registration of such shares under the Securities Act, or pursuant to another available exemption from the registration requirements of the Securities Act.

               (e) None of the Selling Securityholders is a U.S. Person, and none of the Selling Securityholders is acquiring the shares of the Purchaser's Common Stock to be issued as Base Share Consideration and Additional Consideration pursuant hereto for the account or benefit of any U.S. Person.

               (f) Each of the Selling Securityholder's understands and acknowledges that such Selling Securityholder may not resell any of the shares of the Purchaser's Common Stock to be issued as Base Share Consideration or Additional Share Consideration pursuant hereto unless any such resale is effected in accordance with the provisions of Rule 904 of Regulation S, pursuant to registration of such resale under the Securities Act, or pursuant to another available exemption from the registration requirements of the Securities Act.

        2.30 Investment Representations.

               (a) Except to the extent otherwise provided for in connection with, or otherwise not applicable in light of, the express provisions of any of the Related Agreements, the shares of the Purchaser's Common Stock to be issued as Base Share Consideration or Additional Consideration pursuant hereto are being acquired by each of the Selling Securityholders pursuant to the terms and subject to the conditions of this Agreement for each such Selling Securityholder's own account and for investment purposes only, and not with a view to any public resale, public distribution or other public offering thereof, in each case within the meaning of the Securities Act or any state securities or "blue sky" law.

               (b) Each of the Selling Securityholders understands and acknowledges that the shares of the Purchaser's Common Stock to be issued as Base Share Consideration or Additional Consideration pursuant hereto will not be registered under the Securities Act or any state securities or "blue sky" law, and that, in the event that the issuance of the shares of the Purchaser's Common Stock as Base Share Consideration and Additional Consideration pursuant hereto shall be deemed not to qualify for the exemption from the registration requirements of the Securities Act afforded by Regulation S for any reason, such shares may not be sold or otherwise disposed of, notwithstanding the failure to so qualify for the registration exemption afforded by Regulation S, except pursuant to registration under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act.

               (c) Each of the Selling Securityholders has such knowledge and experience in financial and business matters that such parties are capable of evaluating the merits and risks of the prospective investment in the shares of the Purchaser's Common Stock to be issued as Base Share Consideration or Additional Consideration pursuant hereto, that such parties are able to bear the economic consequences thereof, and that each of such parties qualify as an "accredited investor" as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act.

               (d) In making the decision to invest in the shares of the Purchaser's Common Stock to be issued as Base Share Consideration or Additional Consideration pursuant hereto, each of the Selling Securityholders has relied upon independent investigations made by such Selling Securityholder and, to the extent believed by such Selling Securityholder to be appropriate, such Selling Securityholder's representatives, including such Selling Securityholder's own professional, tax and other advisors, and has not relied upon any representation or warranty from the Purchaser or any of its directors, officers, employees, agents, affiliates or representatives with respect to the value of such shares or the tax consequences of the transactions contemplated by this Agreement or any of the Related Agreements.

               (e) Each of the Selling Securityholders and such Selling Securityholder's representatives have been given a full opportunity to examine all documents relating to the transactions contemplated hereby and by each of the Related Agreements, and to ask questions of, and to receive answers from, the Purchaser and its representatives concerning, the terms of the transactions contemplated by this Agreement and each of the Related Agreements and such other information as such Selling Securityholder desires in order to evaluate an investment in the shares of the Purchaser's Common Stock to be issued as Base Share Consideration or Additional Consideration pursuant hereto, and all such questions have been answered to the full satisfaction of such Selling Securityholder.

        2.31 Representations Complete. None of the representations or warranties made by the Company or the Selling Securityholders (as modified by the Disclosure Schedule hereunder), nor any statement made in any schedule or certificate furnished by the Company or the Selling Securityholders pursuant to this Agreement, contains or will contain at the Closing, any untrue statement of a material fact, or omits or will omit at the Closing, to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

        2.32 SCSI Controller Chip Procurement. Section 2.32 of the Disclosure Schedule contains a Plan of SCSI Controller Chip Procurement (the "CHIP PROCUREMENT PLAN"). The Chip Procurement Plan represents an accurate description of the Company's plan for the procurement of SCSI Controller Chips during the Company's fiscal year ending March 31, 1999. The Chip Procurement Plan is a viable strategy and achievable plan for the procurement of SCSI controller chips necessary to satisfy the Company's SCSI controller chip requirements on a timely basis at all times during its fiscal year ending March 31, 1999. The Company will successfully execute the Chip Procurement Plan and procure the SCSI Controller Chips on a timely basis as described therein. Notwithstanding any breach of the foregoing, in the event that the Company shall fail to successfully execute the Chip Procurement Plan and procure the SCSI Controller Chips on a timely basis as described therein, there shall not be any liability under this Section 2.32 if the Company does not experience any material disruption in its operations or any other Material Adverse Effect as a result of such breach.

                                   ARTICLE III
                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

        The Purchaser hereby represents and warrants to the Company and the Selling Securityholders as follows:

        3.1 Organization, Standing and Power. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Purchaser has the corporate power to own its properties and to carry on its business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified would have a material adverse effect on the business, assets, financial condition, or results of operations of the Purchaser or the ability of the Purchaser to consummate the transactions contemplated hereby and by each of the Related Agreements.

        3.2 Authority. The Purchaser has all requisite corporate power and authority to enter into this Agreement and each of the Related Agreements to which it is a party, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution and delivery by the Purchaser of this Agreement and each of the Related Agreements, the performance by the Company of its obligations hereunder and thereunder, and the consummation by the Company of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action on the part of the Purchaser. This Agreement has been duly executed and delivered by the Purchaser, and constitutes the valid and binding obligation of the Purchaser enforceable against it in accordance with terms hereof, except as such enforceability may be limited by principles of general application relating to bankruptcy, insolvency, creditor's rights, and the relief of debtors, and rules of law governing specific performance, injunctive relief or other equitable remedies. When delivered in accordance with the terms and conditions hereof, each of the Related Agreements to which the Purchaser is a party will have been duly executed and delivered by the Purchaser, and all such agreements will constitute the valid and binding obligation of the Purchaser enforceable against it in accordance with the respective terms thereof, except as such enforceability may be limited by principles of general application relating to bankruptcy, insolvency, creditor's rights, and the relief of debtors, and rules of law governing specific performance, injunctive relief or other equitable remedies.

        3.3 No Conflicts. The execution and delivery by the Purchaser of this Agreement and each of the Related Agreements to which the Purchaser is a party, the performance by the Purchaser of its obligations hereunder and thereunder, and the consummation by the Purchaser of the transactions contemplated hereby and thereby, will not (i) give rise to a Conflict under (A) any provision of the Certificate of Incorporation or Bylaws of the Purchaser, or (B) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Purchaser or its properties or assets, other than any such conflicts, violations, defaults, terminations, cancellations, modifications, accelerations or losses which would not have a material adverse effect on the ability of the Purchaser to consummate the transactions contemplated hereby, or
(ii) violate any order, injunction, judgment, ruling, law or regulation of any Governmental Entity applicable to the Purchaser or any of its properties or assets. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity or any third party, including, without limitation, a party to any agreement with the Purchaser, is required by or with respect to the Purchaser in connection with the execution and delivery by the Purchaser of this Agreement and each of the Related Agreements to which the Purchaser is a party, the performance by the Purchaser of its obligations hereunder and thereunder, and the consummation by the Purchaser of the transactions contemplated hereby and thereby, except for (x) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under the securities laws of Japan and any other foreign governmental authority of applicable jurisdiction, and (y) such other consents, authorizations, filings, approvals and registrations which if not obtained or made would not have a material adverse effect on the ability of the Purchaser to consummate the transactions contemplated hereby.

        3.4 Brokers' and Finder's Fees. The Purchaser has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any of the Related Agreements, or the consummation of the transactions contemplated hereby of thereby. The Company and the Selling Securityholders will not incur any liability for any brokerage or finders' fee or agents' commissions or any similar charges by virtue of any act of the Purchaser in connection with the consummation of the transaction contemplated hereby or by any of the Related Agreements.

        3.5 Capitalization. Purchaser is authorized to issue 40,000,000 shares of its Common Stock, par value $0.001 per share, of which 11,198,331 shares were issued and outstanding as of March 31, 1998, and 10,000,000 shares of its Preferred Stock, par value $0.001 per share, none of which are outstanding as of the date hereof. As of March 31, 1998, except for an aggregate of 1,087,101 shares of the Purchaser's Common Stock reserved for issuance under various stock option and stock purchase plans of the Purchaser, there are no outstanding rights, subscriptions, warrants, calls, preemptive rights, options or other agreements of any kind or character to purchase or otherwise to receive from the Purchaser any shares of the capital stock or any other securities of the Purchaser, and there are no outstanding securities of any kind or character convertible into or exchangeable for such capital stock. Upon the issuance of the shares of the Purchaser's Common Stock comprising the Base Share Consideration and the Additional Consideration pursuant to and in accordance with the terms of this Agreement, such shares will be validly issued, fully paid, non-assessable and free of any preemptive rights.

        3.6 SEC Reports. The Purchaser has previously delivered to the Company its (i) Annual Report on Form 10-K for the year ended December 31, 1997, as filed with the United

States Securities and Exchange Commission (the "SEC"), and (ii) all other reports filed by the Purchaser with the SEC under the Securities Act or the Exchange Act since December 31, 1997 (collectively, the "PURCHASER SEC REPORTS"). As of their respective dates, the Purchaser SEC Reports complied in all material respects with applicable SEC requirements and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

        3.7 Financial Statements. The consolidated financial statements contained in the Purchaser SEC Reports were prepared from, and are in accordance with, the books and records of the Purchaser and present fairly, in all material respects, the consolidated financial condition and results of operations of the Purchaser and its subsidiaries as of and for the periods presented therein, all in conformity with United States GAAP applied on a consistent basis, except as otherwise noted therein and subject to normal year-end adjustments, which are not, in the aggregate, material.

        3.8 No Material Adverse Change. Since December 31, 1997, there has not been any material adverse change in the business, financial results or results of operations of the Purchaser except as otherwise set forth in the Purchaser SEC Reports filed after December 31, 1997.

        3.9 Actions and Proceedings. Except as set forth in the Purchaser SEC Reports, there are no actions, suits or claims or legal, administrative or arbitration proceedings pending or, to the knowledge of the Purchaser, threatened against the Purchaser or any other corporation or legal entity of which Purchaser owns, directly or indirectly, fifty percent (50%) or more of the voting capital stock, or other equity interest entitled to vote for the election of directors thereof, that individually or in the aggregate would have a material adverse effect upon the transactions contemplated by this Agreement or the business of Purchaser. To the knowledge of the Purchaser, there is no fact, event or circumstance now in existence that reasonably could be expected to give rise to any suit, action, claim, investigation or proceeding that individually or in the aggregate would have a material adverse effect upon the transactions contemplated by this Agreement or the business of the Purchaser.

                                   ARTICLE IV
                              ADDITIONAL AGREEMENTS

        4.1 Confidentiality. From and after the Closing, the Company and the Selling Securityholders shall, and shall cause their respective representatives, agents and affiliates, if any, to (i) hold in strict confidence all confidential, proprietary or other non-public information or trade secrets relating to the Company and/or the Purchaser or any products offered by the Company and/or the Purchaser and any of their respective affiliates (the "CONFIDENTIAL INFORMATION"), unless and to the extent specifically compelled to disclose by judicial or administrative process or, in the reasonable opinion of its counsel, by other requirements of law, and (ii) not, directly or indirectly, except at the request of the Purchaser, use for their own benefit or purposes, or release or disclose to any other person or entity, any such Confidential Information (except, to the extent reasonably required, for disclosure to accountants, attorneys and other representatives who agree to be bound by the provisions of this Section 4.1); provided, however, that notwithstanding anything to the contrary in this Section 4.1 or elsewhere in this Agreement, in the event of a conflict between the terms of this Section 4.1 and the terms of any Employment and Non-Competition Agreement of either of the Principal Securityholders, or the Employment Agreement of any of the key employees listed on Exhibit G hereto, the terms of such Employment and Non-Competition Agreements or the terms of such Employment Agreements, as the case may be, shall prevail. Notwithstanding the foregoing, the term "CONFIDENTIAL INFORMATION" shall not include information (A) which is or becomes generally available to the public (other than as a result of the disclosure of such information by the Seller or any of its respective representatives and affiliates), or (B) becomes available to the recipient of such information on a non-confidential basis from a source which is not, to the recipient's knowledge, bound by a confidentiality or other similar agreement, or by any other legal, contractual or fiduciary obligation which prohibits disclosure of such information.

        4.2 Working Capital Commitments to the Company. Following the Closing, in furtherance and not in limitation of the Purchaser's obligations under
Section 1.3(c) hereof, the Purchaser shall provide or otherwise make available to the Company on a timely basis up to an aggregate of US$3,600,000, in the respective amounts and on the respective dates set forth on the Schedule of Capital Contribution Payments attached hereto as Exhibit F, to satisfy the working capital requirements of the Company during the twelve-month period ending April 30, 1999. The parties hereto acknowledge that the foregoing amount and payment schedule of such commitment is based upon the Business Plan of the Company, a copy of which is attached hereto as Exhibit D.

        4.3    Transfer Restrictions.

               (a) Without limiting the representations set forth herein, the Selling Securityholders hereby further agree not to sell, assign, transfer, convey, dispose of, pledge or otherwise encumber (each, a "TRANSFER") all or any portion of the shares to be issued as Base Share Consideration or Additional Consideration pursuant hereto unless and until:

                      (i) there is a registration statement filed by the
               Purchaser with, and declared or ordered effective by, the Commission under the Securities Act, covering such proposed Transfer of such shares and such Transfer is made pursuant to such registration statement and in accordance with the Securities Act;

                      (ii) such Transfer is effected in accordance with the
               provisions of Rule 903 of Regulation S; or

                      (iii) such Transfer is effected in accordance with another available exemption from the registration requirements of the Securities Act;

                provided, however, that in the event that a Selling Securityholder shall propose to Transfer any such shares in reliance upon Section 4.3(a)(ii) or Section 4.3(a)(iii) hereof, such Selling Securityholder also shall have (A) notified the Purchaser in writing of its intention to effect such proposed Transfer of such shares, (B) furnished the Purchaser with a statement in reasonable detail of the manner and circumstances of such proposed Transfer, and (C) furnished the Purchaser with an written opinion of legal counsel reasonably satisfactory to the Purchaser, in form and substance reasonably satisfactory to the Purchaser, opining that such proposed Transfer may be effected without registration thereof under the Securities Act; and provided further, that in the event that a Selling Securityholder shall propose to Transfer any such shares in reliance upon Section 4.3(a)(iii) hereof, in addition to the requirements of the foregoing proviso, such Selling Securityholder also shall have caused the proposed transferee of such shares to agree in advance to take and hold such shares on the terms and subject to the conditions set forth in this Section 4.3

               (b) Each certificate or instrument representing the shares to be issued as Base Share Consideration or Additional Consideration pursuant hereto, and any other securities issued on or in respect of such shares in connection with (i) any stock split, stock dividend, subdivision, combination, consolidation, reclassification or other similar event, or
        (ii) any merger, consolidation, reorganization or other similar event, shall be stamped or otherwise imprinted with a legend, in addition to any other legends required under applicable state "blue sky" securities laws, in substantially the following form:

               THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND ARE "RESTRICTED SECURITIES" AS DEFINED IN RULE 144 PROMULGATED UNDER THE SECURITIES ACT. SUCH SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE DISTRIBUTED EXCEPT (I) PURSUANT TO A REGISTRATION STATEMENT DECLARED OR ORDERED EFFECTIVE BY THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT, OR (II) IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S PROMULGATED UNDER THE SECURITIES ACT, OR (III) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF

               THE SECURITIES ACT, AND IN THE CASE OF ANY SALE, OFFER OF SALE, PLEDGE, HYPOTHECATION OR OTHER DISTRIBUTION EFFECTED PURSUANT TO CLAUSE (II) AND (III) ABOVE, PURSUANT TO AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER OF SUCH SECURITIES THAT REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT AS TO SUCH SALE, OFFER OF SALE, PLEDGE, HYPOTHECATION OR OTHER DISTRIBUTION. THIS CERTIFICATE MUST BE SURRENDERED TO THE ISSUER HEREOF OR ITS TRANSFER AGENT AS A CONDITION PRECEDENT TO THE TRANSFER OF ANY INTEREST IN THE SECURITIES REPRESENTED HEREBY.

               (c) The Purchaser shall not register any Transfer of the shares to be issued as Base Share Consideration or Additional Consideration pursuant hereto, and shall instruct its transfer agent to disregard any attempted or proposed Transfer of such shares, unless the conditions set forth in this Section 4.3 are satisfied to the extent applicable to any such Transfer. The Selling Securityholders hereby consent to (i) the entry of a notation on the records of the Purchaser, and (ii) the delivery of instructions to the transfer agent of such shares which the Purchaser may deem necessary or advisable in order to effectuate and implement the restrictions on transfer of such shares set forth in this
        Section 4.3.

        4.4 Exchange Act Reports. The Purchaser shall use its reasonable best efforts to timely file all reports required to be filed under the Exchange Act during the period commencing on the date hereof and ending on the second anniversary of the Closing Date, including, without limitation, any report on Form 8-K or otherwise required to be filed under the Exchange Act in accordance with the instructions thereto in connection with the issuance of shares of the Purchaser's Common Stock to the Selling Securityholders as Base Share Consideration and Additional Consideration pursuant to and in accordance with the terms and conditions hereof, in each case in reliance on the exemption from the registration requirements of the Securities Act afforded by Regulation S promulgated thereunder.

        4.5 Purchaser Reporting Requirements. As promptly as practicable following the Closing, but in no event more than fifteen (15) days following Closing, the Purchaser shall prepare and file, or cause to be filed, with the Japanese Ministry of Finance a post-transaction report (the "PURCHASER REPORT") pursuant to the requirements of the Foreign Exchange Law of Japan to report the consummation of the transactions contemplated by this Agreement and each of the Related Agreements. The Purchaser shall promptly respond to any request by the Japanese Ministry of Finance for additional information or documentation relating to the Purchaser Report or the transactions contemplated by this Agreement and each of the Related Agreements. The Company and the Selling Securityholders shall cooperate in all respects to assist the Purchaser with its compliance obligations under the Foreign Exchange Law of Japan, and any filings or responses made in connection therewith.

        4.6 Selling Securityholder Reporting Obligations. As promptly as practicable following the Closing, but in no event more than twenty (20) days following Closing, each of the Selling Securityholders shall prepare and file, or cause to be filed, with the Japanese Ministry of Finance a post-transaction report (the "SELLING SECURITYHOLDERS' REPORT") pursuant to the requirements of the Foreign Exchange Law of Japan to report the consummation of the transactions contemplated by this Agreement and each of the Related Agreements. Each of the Selling Securityholders shall promptly respond to any request by the Japanese Ministry of Finance for additional information or documentation relating to the Selling Securityholders' Report or the transactions contemplated by this Agreement and each of the Related Agreements. The Purchaser shall cooperate in all respects to assist the Selling Securityholders with their respective compliance obligations under the Foreign Exchange Law of Japan, and any filings or responses made in connection therewith.

        4.7 Best Efforts. Subject to the terms and conditions hereof, each of the parties hereto shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things which are necessary, proper or advisable under applicable laws and regulations (including, without limitation, the laws and regulations of the United States and Japan) or otherwise in order to consummate and effectuate completely the transactions contemplated by this Agreement and each of the Related Agreements. In furtherance and not in limitation of the foregoing, each of the parties hereto shall execute and deliver, or cause to be executed and delivered, all agreements, certificates, instruments and other documents, and shall use its reasonable best efforts promptly to obtain all waivers, permits, consents, approvals and other authorizations from, and to effect all registrations, filings and notices with or to, any Governmental Entity or other persons which are necessary or appropriate in connection with the consummation and complete effectuation of the transactions contemplated by this Agreement and each of the Related Agreements.

        4.8 Employee Benefit Matters. Subject to the limitations set forth in this Section 4.8, as soon as practicable following the Closing, the Purchaser shall execute all such instruments, certificates and other documents, take all such actions and do all such other things as may be necessary or appropriate to enable the employees of the Company to participate in the Purchaser's 1997 Employee Stock Purchase Plan for Non-U.S. Employees (the "INTERNATIONAL ESPP"); provided, however, that notwithstanding the foregoing or anything to the contrary contained in this Agreement, the Purchaser shall not be required to execute any instruments, certificates or other documents, to take any actions or to do any other things that may be necessary or advisable to enable the employees of the Company to participate in the International ESPP, and the Purchaser shall not be required to permit any such employees of the Company to participate in the International ESPP, in the event that the participation of any such employees of the Company in the International ESPP would subject the Purchaser to any unduly burdensome liabilities, obligations or other expenses under the laws of Japan. In addition, the Purchaser acknowledges that, upon consummation of the transactions contemplated by this Agreement, the employees of the Company will be eligible to participate in the Purchaser's 1997 Stock Plan.

        4.9 Board of Directors. As soon as practicable following the Closing, the Principal Securityholders, acting in their capacity as directors of the Company, shall execute all such instruments, certificates and other documents, take all such actions and do all such other things as may be necessary or appropriate to assist the Purchaser, acting in its capacity as the sole shareholder of the Company, in fixing the number of directors constituting the entire Board of Directors of the Company at seven (7) directors (including, without limitation, amending the Company's Articles of Incorporation), and electing the following individuals to serve as members of the Board of Directors until the next annual meeting of shareholders of the Company and until their successors are duly elected and qualified, or until the earlier of their respective death, resignation or removal by the sole shareholder of the Company:
Robert Thomson, Yasuyuki Akamatsu, Masahisa Endo, Steve Humphreys, John Niedermaier, Robert Schneider and Bernd Meier.

                                    ARTICLE V
                CONDITIONS TO THE PURCHASE AND SALE OF THE SHARES

        5.1 Conditions to Obligations of the Parties. The respective obligations of each party to this Agreement shall be subject to the satisfaction at or prior to the Closing Date of the following conditions:

               (a) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the transactions contemplated by this Agreement or any of the Related Agreements shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the sales contemplated hereby, which makes the consummation of such sales unlawful, void, voidable or unenforceable under applicable law, rules and regulations of any governmental authority, domestic or foreign.

               (b) Government Approvals. The Purchaser, the Company and the Selling Securityholders shall have obtained all other authorizations, consents, orders and approvals required from or of, or declarations or filings with, or expirations of waiting periods imposed by, any governmental authorities required for the consummation of the transactions contemplated by this Agreement.

               (c) Contractual Consents. The Company shall have given all notices to, and obtained all consents, approvals or authorizations of or from, any individual, corporation or other party which is necessary to permit the consummation of the transactions contemplated hereby and by each of the Related Agreements including, without limitation, any consents required under contracts and agreements listed on Section 2.5 of the Disclosure Schedules to which the Company is a party or by which it is bound, or which may be required to permit the change of ownership of the Company; provided, however, that the Company and the Selling Securityholders may not invoke the terms of this Section 5.1(c) in order to refuse to close the transactions contemplated by this Agreement and each of the Related Agreements unless and until each such party has used all commercially reasonable efforts to obtain such consents, approvals and authorizations under any third party contracts to which the Company or the Selling Securityholders, as the case may be, is a party or by which its assets are or may become bound.

        5.2 Additional Conditions to the Obligations of the Purchaser. The obligations of the Purchaser to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by the Purchaser:

               (a) Representations, Warranties, Covenants and Conditions. The representations and warranties of the Company and the Selling Securityholders contained in this Agreement shall be true and correct in all respects, the Company and the Selling Securityholders shall have performed and complied in all material respects with all agreements, covenants and obligations contained in this Agreement required to be performed and complied with by such parties as of the Closing Date, and the conditions to the obligations of the Purchaser contained in this Agreement shall have been satisfied in all respects as of the Closing Date.

               (b) Officer's Certificate. The Purchaser shall have a received certificate, validly executed by a duly authorized officer of the Company and each of the Selling Securityholders, certifying as the satisfaction of the conditions to the obligations of the Purchaser set forth in Sections 5.1(b)-(c) and 5.2(k), (m) and (n).

               (c) Tender of Share Certificates and Warrant Certificates. Each of the Selling Securityholders shall have tendered for sale to the Purchaser certificates for all of the Company Shares and Company Warrants, if any, held by such Selling Securityholder, in each case as set forth on Exhibit A-2 hereto.

               (d) Pre-Closing Securityholder Certificates. The Purchaser shall have received certificates representing all of the Company Shares and Company Warrants held by the Pre-Closing Securityholders prior to the consummation of the transactions contemplated by the Pre-Closing Transfer Agreements.

               (e) Certificate of Registration. The Purchaser shall have received a copy of the registration of the Company (tokibo tohon), certified by the Commercial Registry / Ministry of Justice of Japan as of a recent date.

               (f) President's Certificate. The Purchaser shall have received a certificate, dated as of the Closing Date, duly and validly executed on behalf of the Company by the President of the Company certifying that:

                      (i) attached thereto are the true, correct and complete
               copy of the Articles of Incorporation of the Company, as in effect as of the Closing Date, and that neither the Board of Directors nor the shareholders of the Company have taken any action to repeal, alter or amend the same; and

                      (ii) attached thereto are the true, correct and complete
               copy of the resolutions of the Board of Directors of the Company authorizing the execution and delivery by the Company of this Agreement and each of the Related Agreements to which the Company is a party, the performance by the Company of its obligations hereunder and thereunder, and the consummation by the Company of the transactions contemplated hereby and thereby, and that neither the Board of Directors nor the shareholders of the Company have taken any action to repeal, alter or amend the same.

               (g) Escrow Agreement. The Purchaser shall have received a copy of the Escrow Agreement, duly and validly executed by each of the Selling Securityholders, or a duly authorized officer thereof.

               (h) Employment and Non-Competition Agreements - Principal Securityholders. The Purchaser shall have received a separate copy of the Employment and Non-Competition Agreement, duly and validly executed by each of the Principal Securityholders.

               (i) Employment Agreements - Key Employees. The Purchaser shall have received a separate copy of the Employment and Non-Competition Agreement, in the form attached as Exhibit H hereto (the "EMPLOYMENT AGREEMENTS"), duly and validly executed by each of the persons listed on Exhibit G hereto.

               (j) Board of Directors of the Company. The Purchaser shall have received (A) resolutions duly adopted by the Board of Directors of the Company, effective as of the Closing Date, fixing the number of directors constituting the entire Board of Directors of the Company at seven (7) directors, and (B) resignations from all members of the Board of Directors of the Company, effective as of the Closing Date, from all members of the Board of Directors of the Company other than the Principal Securityholders and Masahisa Endo.

               (k) Lien Releases. The Purchaser shall have received a duly and validly executed copy of all agreements, instruments, certificates and other documents necessary or appropriate to evidence the release of any and all liens and other encumbrances on the assets of the Company arising or resulting from, or in connection with, any loans, guarantees or other similar arrangements between the Company and any of the Selling Securityholders and the Pre-Closing Securityholders, and all such liens and other encumbrances shall have been released as provided therein.

               (l) Legal Opinion. The Purchaser shall have received an opinion from Tetsurou Miyahara, legal counsel to the Company and the Selling Securityholders in Japan, substantially in the form attached hereto as
        Exhibit I.

               (m) Litigation. There shall be no action, suit, claim or proceeding of any nature pending, or overtly threatened, against the Company, its properties or any of its officers or directors, arising out of, or in any way connected with, the transactions contemplated by this Agreement or any of the Related Agreements.

               (n) Claims. There shall be no claims outstanding (whether or not asserted in litigation) which may materially and adversely affect the consummation of the transactions contemplated hereby or by any of the Related Agreements, or which may materially and adversely affect the assets (including intangible assets), financial condition or results of operations of the Company, except as set forth on the Disclosure Schedule.

               (o) Employee Stock Purchase Plan. The Company's obligations to the Employee Stock Purchase Plan of the Company (including, without limitation, any obligations to make matching contributions to such plan) shall have been terminated, effective upon the Closing, and the Purchaser shall have received all documentation evidencing such termination to the satisfaction of the Purchaser.

               (p) Representation Statements. The Purchaser shall have received a copy of a Representation Statement, in the form attached hereto as Exhibit J, duly and validly executed by each of the Pre-Closing Securityholders that is not a Selling Securityholder.

        5.3 Additional Conditions to Obligations of the Company and the Selling Securityholders. The obligations of the Company and the Selling Securityholders to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, by all, but not less than all, of the Selling Securityholders:

               (a) Representations, Warranties and Covenants. The representations and warranties of the Purchaser contained in this Agreement shall be true and correct in all respects, the Purchaser shall have performed and complied in all material respects with all agreements, covenants and obligations of the Purchaser contained in this Agreement required to be performed and complied with by it as of the Closing Date, and the conditions to the obligations of the Company and the Selling Securityholders shall have been satisfied in all respects as of the Closing Date.

               (b) Officer's Certificate. The Company and the Selling Securityholders shall have a received certificate, validly executed by a duly authorized officer of the Purchaser, certifying as the satisfaction of the conditions to the obligations of the Company and the Selling Securityholders set forth in Section 5.3(h) hereof.

               (c) Certificate of Good Standing. The Company and the Selling Securityholders shall have a received a long form certificate of good standing of the Purchaser, certified as of a recent date by the Secretary of State of the State of Delaware.

               (d) Employment and Non-Competition Agreements - Principal Securityholders. The Principal Securityholders shall have received a separate copy of the Employment and Non-Competition Agreement, validly executed by a duly authorized officer of each of the Purchaser and the Company.

               (e) Employment Agreements - Key Employees. The persons listed on Exhibit G hereto shall have received a separate copy of the Employment Agreements, validly executed by a duly authorized officer of each of the Purchaser and the Company.

               (f) Escrow Agreement. The Company and the Selling Securityholders shall have received a copy of the Escrow Agreement, validly executed by a duly authorized officer of the Purchaser.

               (g) Legal Opinion. The Selling Securityholders shall have received an opinion from Wilson Sonsini Goodrich & Rosati, Professional Corporation, legal counsel to the Purchaser, substantially in the form attached hereto as Exhibit K.

               (h) Litigation. There shall be no action, suit, claim or proceeding of any nature pending, or overtly threatened, against the Purchaser, or any of its officers or directors, arising out of, or in any way connected with, the transactions contemplated by this Agreement or any of the Related Agreements.

                                   ARTICLE VI
                          SURVIVAL AND INDEMNIFICATION

        6.1 Survival. Notwithstanding anything to the contrary contained herein, and regardless of any investigations made by the parties hereto, (i) the representations and warranties of the Company and the Selling Securityholders contained in Article II of this Agreement, and the representations of the Purchaser contained in Article III of this Agreement, shall survive the execution and delivery of this Agreement for the period commencing on the date hereof and continuing until the date on which the Company announces financial results for the first full calender quarter commencing after the Closing; provided, however, that the representations and warranties of the Selling Securityholders contained in Section 2.2(c) and 2.4(b) hereof shall survive until the expiration of the relevant statutes of limitations, and (ii) each covenant and other agreement contained in this Agreement which by its terms is to be performed after the Closing shall survive the execution and delivery of this Agreement and shall continue for a period commencing on the date hereof and continuing until the expiration of the relevant statute of limitations. The representations and warranties of the Company and the Selling Securityholders contained herein shall not be limited, restricted or otherwise impaired by any examination or investigation made for or on behalf of the Purchaser or by the knowledge of any of the Purchaser's officers, directors, stockholders, employees or agents. Notwithstanding anything to the contrary in this Agreement, if a claim for indemnification is duly made under this Article VI before the expiration of the periods of survival set forth in this Section 6.1, then notwithstanding the expiration of such time period of survival the representation or warranty applicable to such claim shall survive until the final resolution of such claim and the satisfactory performance of all obligations with respect thereto.

        6.2 Indemnification by the Selling Securityholders.

               (a) Subject to the terms and conditions of this Article VI, notwithstanding anything to the contrary contained herein, the Selling Securityholders (for purposes of this Article VI other than Section 6.3 hereof, collectively, as the "INDEMNITORS") shall indemnify the Purchaser, and its respective officers, directors, agents and representatives (for purposes of this Article VI other than Section 6.3 hereof, each an "INDEMNITEE" and collectively, the "INDEMNITEES"), for and in respect of, and hold the Indemnitees harmless from and against, any and all damages, fines, penalties, losses, liabilities, judgments, deficiencies and expenses (including, without limitation, amounts paid in settlement, interest, court costs, costs of investigators, reasonable fees and expense of attorneys and accountants and other expenses of litigation) ("DAMAGES") incurred or suffered by any of the Indemnitees resulting from, relating to or in connection with (i) any inaccuracy of any representation, breach of any warranty or failure to perform any covenant or agreement of the Company or the Selling Securityholders contained in any provision of this Agreement other than Sections 2.1, 2.2, 2.4, 2.28 and 7.4 hereof, and (ii) any inaccuracy of any

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



        representation, breach of any warranty or failure to perform any covenant or agreement of the Company or the Selling Securityholders contained in Sections 2.1, 2.2, 2.4, 2.28 and 7.4 hereof; provided, however, that in no event shall the Indemnitors, considered as a group, be liable to the Indemnitees under the foregoing clause (i) of this
        Section 6.2(a) for any Damages incurred or suffered by any of the Indemnitees unless and until the amount of all such Damages incurred or suffered by the Indemnitees, in the aggregate, exceeds US$100,000, in which event the Indemnitors shall indemnify the Indemnitees for an in respect of, and hold the Indemnitees harmless from and against, any and all such Damages; and provided further, however, that in no event shall the Indemnitors, considered as a group, be liable to the Indemnitees under the foregoing clause (i) of this Section 6.2(a) for any Damages in the aggregate in excess of the amounts held in the Escrow Fund; provided, however, that notwithstanding the foregoing provisos of this
        Section 6.2(a) or anything to the contrary contained in this Agreement, nothing contained in this Section 6.2(a) shall be deemed to limit or restrict in any manner (whether by time, amount, procedure or otherwise) any remedy at law or in equity to which the Indemnitees may be entitled as a result of actual fraud by an Indemnitor, but only as to that Indemnitor.

               (b) Subject to the terms and conditions of this Article VI, notwithstanding anything to the contrary contained herein, the Indemnitors shall indemnify the Indemnitees for and in respect of, and hold the Indemnitees harmless from and against, any and all Damages incurred or suffered by any of the Indemnitees directly resulting from the dispute between the Company and Daniel Klang described in the Disclosure Schedule; provided, however, that in no event shall the Indemnitors, considered as a group, be liable to the Indemnitees under this Section 6.2(b) for any Damages incurred or suffered by any of the Indemnitees unless and until the amount of all such Damages incurred or suffered by the Indemnitees, in the aggregate, exceeds US$20,000, in which event the Indemnitors shall indemnify the Indemnitees for an in respect of, and hold the Indemnitees harmless from and against, any and all such Damages in excess of US$20,000; provided further, however, that notwithstanding the foregoing provisos of this Section 6.2(b) or anything to the contrary contained in this Agreement, nothing contained in this Section 6.2(b) shall be deemed to limit or restrict in any manner (whether by time, amount, procedure or otherwise) any remedy at law or in equity to which the Indemnitees may be entitled as a result of actual fraud by an Indemnitor, but only as to that Indemnitor, and provided, further, however, that for purposes of this Section 6.2(b) the amounts indicated as "Reserve for the Klang Matter" in the Business Plan for loaned amounts due from Mr. Klang (i.e., (Y)18,504,000) shall not constitute Damages for which the Indemnitors are liable to the Indemnitees under this Section 6.2(b).

               (c) Subject to the terms and conditions of this Article IV, notwithstanding anything to the contrary contained herein, the Indemnitors shall indemnify the Purchaser for all Shortfall Damages (as defined below) resulting from the Company's

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



        failure to meet its net sales target of (Y)620,750,000 (as set forth in the Business Plan) for the six-month period ending September 30, 1998 with an average gross margin of no less than thirty five percent (35%) on such net sales; provided, however, that in no event shall the Indemnitors, considered as a group, be liable to the Purchaser under this Section 6.2(c) for any Shortfall Damages unless and until the amount of all such Shortfall Damages, in the aggregate, exceeds
        (Y)31,000,000, in which event the Indemnitors shall indemnify the Purchaser for and in respect of any and all such Shortfall Damages; and provided further, however, that in no event shall the Indemnitors, considered as a group, be liable to the Indemnitees under this Section 6.2(c) for any Shortfall Damages in the aggregate in excess of the amounts held in the Escrow Fund. For all purposes of and under this
        Section 6.2(c), (i) the term "SHORTFALL DAMAGES" shall mean and refer to the product of (x) the difference between (A) (Y)620,750,000 and (B) an amount equal to the Qualified Aggregate Net Sales (as defined below) of the Company for the six-month period ending September 30, 1998, multiplied by (y) 0.87, and (ii) the term "QUALIFIED AGGREGATE NET SALES" shall mean and refer to that portion of the Company's aggregate net sales with an average gross margin of no less than thirty five percent (35%).

               (d) To secure the indemnification obligations of the Selling Securityholders to the Indemnitees set forth in this Sections 6.2(a) and 6.2(c) hereof, the Escrowed Base Cash Consideration and the Escrowed Base Share Consideration shall be deposited into the Escrow Fund with the Escrow Agent in accordance with Section 1.2 hereof and the terms of the Escrow Agreement. In the event that any amounts are due and owing to the Purchaser under the indemnification provisions of Sections 6.2(a) and/or 6.2(c) hereof as a result of the inaccuracy of any representation, the breach of any warranty, or the failure to perform any covenant or agreement of the Company and/or the Selling Securityholders contained in this Agreement, the Purchaser shall (i) be entitled to offset such amounts, pursuant to the terms and provisions of the Escrow Agreement, against all of the amounts held in the Escrow Fund for the account of the Selling Securityholders; provided, however, that in the event that the amounts due and owing to the Purchaser under the indemnification provisions of Sections 6.2(a) and/or 6.2(c) hereof are less, in the aggregate, than the amounts held in the Escrow Fund, such offset shall be made against the amounts held in the Escrow Fund pro rata on the basis of each Selling Securityholder's relative ownership interest in the Company immediately preceding the Closing as set forth in Exhibit A-2 hereof, and (ii) not be entitled to seek any indemnification amounts in excess of the amount held in the Escrow Fund, except (A) as otherwise expressly permitted under the terms and provisions of this Agreement with respect to claims of actual fraud by the Selling Securityholders; provided, however, that the Purchaser shall only be entitled to indemnification from the Selling Securityholder who committed such fraud, and (B) with respect to indemnification claims for Damages incurred or suffered by the Indemnitees for any inaccuracy in any representation, breach of any warranty, or failure to perform any covenant or agreement of the Company and/or the Selling Securityholders contained in Sections 2.1, 2.2, 2.4, 2.28 and 7.4 hereof, which claims shall not be limited to the amounts held in the Escrow Fund; provided, however, that to the extent such claims exceed the amounts held in the Escrow Fund, the liability of the Selling Securityholders shall be several, and not joint, but only with respect to the amount of such claims in excess of the amounts held in the Escrow Fund.

               (e) The Selling Securityholders acknowledge that their indemnification obligations hereunder relate solely to their capacity as former shareholders of the Company, and accordingly, such indemnification obligations set forth in this Article VI shall not entitle the Selling Securityholders, or any current or former officer, director or employee of the Company, to any indemnification from the Company under the Company's Articles of Incorporation, this Agreement or any of the Related Agreements.

        6.3 Indemnification by the Purchaser. Subject to the terms and conditions of this Article VI, notwithstanding anything to the contrary contained herein, the Purchaser (for purposes of this Article VI other than Section 6.2 hereof, the "INDEMNITOR") shall indemnify the Selling Securityholders, and their respective officers, directors, agents and representatives, if any, (for purposes of this Article VI other than Section 6.2 hereof, each an "INDEMNITEE" and collectively, the "INDEMNITEES"), for and in respect of, and hold the Indemnitees harmless from and against, any and all Damages incurred or suffered by any of the Indemnitees resulting from, relating to or in connection with any inaccuracy of any representation, breach of any warranty or failure to perform any covenant or agreement of the Purchaser contained in this Agreement; provided, however, that in no event shall the Purchaser be liable to the Indemnitees under this Section 6.2 for any Damages incurred or suffered by any of the Indemnitees unless and until the amount of all such Damages incurred or suffered by the Indemnitees, in the aggregate, exceeds US$100,000, in which event the Purchaser shall indemnify the Indemnitees for an in respect of, and hold the Indemnitees harmless from and against, any and all such Damages.

        6.4 Materiality Exceptions. For purposes of the indemnification obligations of any Indemnitor under this Article VI in respect of any Damages incurred or suffered by any Indemnitee, any inaccuracy in any representation or any breach of any warranty contained in this Agreement shall be deemed to constitute an inaccuracy in such representation or a breach of such warranty notwithstanding any limitation or qualification on the scope, accuracy or completeness contained in such representation or warranty with respect to materiality or a Material Adverse Effect, it being the intention of the parties hereto that all parties hereto shall be indemnified for and in respect of, and held harmless from and against, any and all Damages arising out of, based upon or with respect to the failure of any such representation or warranty to be true, correct and complete in any respect.


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



        6.5 Insurance Proceeds. Notwithstanding anything to the contrary contained herein, the amount of any Damages incurred or suffered by any Indemnitee for which indemnification is otherwise available against any Indemnitor(s) under this Article VI shall be reduced by the amount of any insurance proceeds (minus all reasonably allocable costs, charges and expenses incurred by such Indemnitee in obtaining such recovery) actually recovered in respect thereof. Any such insurance recovery by the Indemnitee shall be promptly repaid by the Indemnitee to the Indemnitor(s) following the time at which such amounts are actually recovered, realized or received by this Indemnitee; provided, however, that in the event that any such insurance recovery is set aside or disallowed and the Indemnitee has paid any amounts to any Indemnitor(s) in respect thereof (or the amount by which the Indemnitee was indemnified by any Indemnitor(s) was reduced in respect thereof), then the obligation of the Indemnitor(s) to indemnify such Indemnitee with respect to such amounts shall be reinstated immediately and such amounts shall be paid promptly to the Indemnitee in accordance with the terms and provisions of this Article VI.

        6.6 Notice. Each Indemnitee shall give prompt written notice (the "CLAIM NOTICE") to the Indemnitor(s), and, in the case of claims under Section 6.2 hereof, to the Escrow Agent, of any claim or event known to such Indemnitee which gives rise, or may give rise, to a claim for indemnification under this
Article VI by such Indemnitee against the Indemnitor(s) (an "INDEMNIFIABLE CLAIM"), specifying the nature and estimated amount of such Damages (the "CLAIMED AMOUNT"). The failure of any Indemnitee to give such notice as provided in this Section 6.6 shall not relieve the Indemnitor(s) of their obligations under this Article VI, except to the extent that such failure materially and adversely affects the rights of such Indemnitor(s). In the case of any claim for indemnification under Section 6.2 or 6.3 hereof arising out of a claim, action, suit or proceeding brought by any third party that is not a party to this Agreement (a "THIRD-PARTY CLAIM"), the Indemnitee also shall give the Indemnitor(s) copies of any written claims, process or legal pleadings with respect to such Third-Party Claim promptly after such documents are received by such Indemnitee.

        6.7 Third Party Claims.

               (a) Except as otherwise provided in Section 6.7(c) hereof, in the event of any Third-Party Claim, the Indemnitor(s) may elect, but shall not be obligated, to compromise or defend any such Third-Party Claim at such Indemnitor(s)' sole cost and expense and with such Indemnitor(s)' own counsel reasonably satisfactory to the Indemnitee, provided that (i) such Indemnitor(s) provide the Indemnitee with reasonable evidence that such Indemnitor(s) will have the financial resources to defend against such claim and fulfill their indemnification obligations under this
        Article VI in respect of such Third-Party Claim, and (ii) the delivery of a Defense Notice (as defined below) by such Indemnitor(s) shall constitute an acknowledgment by such Indemnitor(s) of their obligation to indemnify the Indemnitee with respect to such Third-Party Claim in accordance with the terms of this Article VI, and (iii) any costs and expenses incurred by the Indemnitor(s) in connection with the foregoing shall constitute Damages incurred or suffered by the Indemnitee(s) within the meaning of this Article VI. If the Indemnitor(s) shall elect to compromise or defend a Third-Party Claim, such Indemnitor(s) shall, within thirty (30) days of receipt of a Claim Notice (or sooner, if the nature of such Third-Party Claim so requires), provide written notice to the Indemnitee of its intent to do so (a "DEFENSE NOTICE"), and such Indemnitee shall reasonably cooperate in the compromise of, or defense against, such Third-Party Claim. The Indemnitor(s) shall be responsible for the payment of such Indemnitee's actual out-of-pocket expenses incurred in connection with such cooperation, and such expenses shall constitute Damages incurred or suffered by the Indemnitee within the meaning of this Article VI. Following the delivery of notice by the Indemnitor(s) to an Indemnitee indicating the Indemnitor(s)' election to assume the defense of a Third-Party Claim, the Indemnitor(s) shall not be liable to such Indemnitee under this Article VI for any legal expenses subsequently incurred by such Indemnitee in connection with the defense of such Third-Party Claim; provided, however, that such Indemnitee shall have the right to retain a single counsel of its own selection to represent such Indemnitee if, in such Indemnitee's reasonable judgment, a conflict of interest between such Indemnitee and the Indemnitor(s) exists in respect of such Third-Party Claim, in which event the reasonable fees and expenses of such separate counsel shall be paid by the Indemnitor(s) and shall constitute Damages incurred or suffered by the Indemnitee within the meaning of this Article VI. If the Indemnitor shall elect not to compromise or defend against a Third-Party Claim, or fails to notify the Indemnitee of its election to compromise or defend against a Third-Party Claim in accordance with this Section 6.7, such Indemnitee may pay, compromise or defend such Third-Party Claim on behalf of and for the account and risk of the Indemnitor(s) and any amount paid or expenses incurred in connection therewith shall constitute Damages incurred or suffered by the Indemnitee within the meaning of this
        Article VI. The Indemnitor(s) may not consent to entry of any judgment or enter into any settlement without the written consent of each related Indemnitee (which consent shall not be unreasonably withheld), unless such judgment or settlement provides solely for money damages or other money payments for which such Indemnitee is entitled to indemnification hereunder and includes as an unconditional term thereof the delivery by the claimant or plaintiff to such Indemnitee of a release from all liability in respect of such Third-Party Claim.

               (b) In respect of any claim, action, suit or proceeding brought by a taxing authority in respect of any Tax liability or obligation of the Company (a "COMPANY TAX CLAIM"), the Selling Securityholders shall have the sole right to control any such Company Tax Claim; provided, however, that the Selling Securityholders shall provide the Purchaser with copies of all correspondence with any Taxing authority in connection with any such Tax Claim and shall keep the Purchaser reasonably informed of all progress with such Taxing authority; and provided further, however, that the Selling Securityholders shall consult with the Purchaser in good faith in contesting any proposed adjustment and shall consider any reasonable advice from the Purchaser concerning such Tax Claim so long as the Selling Securityholders shall be entitled to control any such Tax Claim concerning any indemnity obligation of the Selling Securityholders. The Selling Securityholders shall not be entitled to compromise or settle any Tax liability of the Company for any periods prior to the Closing Date that would have the effect of materially decreasing the deductions available to the Company for credits, or materially increasing the taxable income of the Company, for any taxable year or period ending after the Closing Date, in each case without the prior written consent of the Purchaser, which consent shall not be unreasonably withheld.

               (c) Notwithstanding anything to the contrary in this Article VI or elsewhere in this Agreement, (i) if there is a reasonable likelihood that a Third-Party Claim may have a material adverse effect on an Indemnitee other than as a result of money damages or other money payments for which such Indemnitee is entitled to indemnification under this Article VI, such Indemnitee shall have the right, but not the obligation, to defend such Third-Party Claim at the sole cost and expense of the Indemnitor(s), which costs and expenses shall constitute Damages within the meaning of this Article VI, and (ii) if any Third-Party Claim involves a third party with whom the Indemnitor(s) has a significant on-going or prospective relationship, the Indemnitee shall have the right, but not the obligation, to defend such Third-Party Claim at the sole cost and expense of the Indemnitor(s), which costs and expenses shall constitute Damages within the meaning of this Article VI; provided, however, that the Indemnitor(s) shall not be obligated to pay Damages in respect of any such Third-Party Claim to the extent it is determined (by agreement between the Indemnitor(s) and the Indemnitee or by arbitration or court judgment) that such Third-Party Claim was settled on terms that were not fair and reasonable to the Indemnitor(s).

               (d) Any release or other distribution of amounts held in the Escrow Fund in satisfaction of any Third Party Claim shall be made only upon joint instruction of the Selling Securityholders (acting through the Representative, as defined in Section 6.8 hereof) and the Purchaser to the Escrow Agent.

        6.8 The Representative.

               (a) The Selling Securityholders hereby authorize, direct and appoint Robert Thomson to act as the sole and exclusive agent, attorney-in-fact and representative of the Selling Securityholders (the "REPRESENTATIVE"), and hereby further authorize and direct the Representative (i) to take any and all actions (including, without limitation, executing and delivering any and all agreements, instruments, certificates and other documents, defending any and all Third Party Claims on behalf of the Selling Securityholders as provided in Section 6.7 hereof,

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



        incurring any and all costs and expenses for the account of the Selling Securityholders in connection with the foregoing or otherwise (which costs and expenses shall constitute Damages incurred or suffered by Purchaser within the meaning of this Article VI) and making any and all determinations) which may be required or permitted by this Agreement or any of the Related Agreements to be taken by the Selling Securityholders or the Representative, (ii) to exercise such other rights, power and authority as are authorized, delegated and granted to the Representative hereunder and under the terms of the Escrow Agreement in connection with the transactions contemplated hereby and thereby, and (iii) to exercise such rights, power and authority as are incidental to the foregoing. Any such actions taken, exercises of rights, power or authority, and any decision or determination made by the Representative consistent therewith, shall be absolutely and irrevocably binding on each Selling Securityholder as if such Selling Securityholder personally had taken such action, exercised such rights, power or authority or made such decision or determination in such Selling Securityholder's individual capacity. Notwithstanding anything to the contrary contained in this Agreement, with respect to the specific matters set forth in this
        Article VI, (i) each of the Selling Securityholders hereby irrevocably relinquishes such Selling Securityholder's right to act independently and other than through the Representative, except with respect to the removal of the Representative or appointment of a successor Representative as provided in Section 6.8(b) hereof, and (ii) no Selling Securityholders shall have any right under this Agreement or otherwise to institute any suit, action or proceeding against the Company, the Purchaser or the Escrow Agent with respect to any such matter, any such right being irrevocably and exclusively delegated to the Representative. The Representative hereby acknowledges and accepts the foregoing authorization and appointment and agrees to serve as the Representative in accordance with the terms of this Agreement and the Escrow Agreement.

               (b) The Representative shall serve as Representative until his resignation, removal from such position of responsibility, incapacity or death; provided, however, that the Representative shall not have the right to resign without (i) prior written notice to the Selling Securityholders, and (ii) selecting a successor representative, acceptable to a majority in interest of the Selling Securityholders and reasonably satisfactory to the Purchaser, who shall serve until a successor thereto is elected by the Selling Securityholders. The Representative may be removed at any time, and a successor representative reasonably satisfactory to the Purchaser may be appointed pursuant to a written instrument signed by the Selling Securityholders holding a majority in interest of the Company Shares (calculated on a fully diluted basis) immediately prior to the consummation of the transactions contemplated by this Agreement. Any successor to the Representative shall, for purposes of this Agreement and the Escrow Agreement, be deemed to be, from the time of the appointment thereof in accordance with the terms hereof, the Representative, and from and after such time, the term "REPRESENTATIVE" as used herein and therein shall be deemed to refer to such successor. No appointment of a successor shall be effective unless and until such successor agrees in writing to be bound by the terms of this Agreement and the Escrow Agreement.

               (c) The Representative shall be permitted to independently retain counsel, consultants and other advisors and shall promptly notify the Purchaser after retaining any such person.

               (d) The provisions of this Section 6.8 shall in no way impose any obligations on the Purchaser, and notwithstanding any notice received by the Purchaser to the contrary (except any notice of the appointment of a successor Representative approved by the Purchaser in accordance with
        Section 6.7(b) hereof), the Purchaser (i) shall be entitled to rely upon and shall be fully protected in relying upon and, shall have no liability to the Selling Securityholders with respect to, and shall be indemnified by the Selling Securityholders for, from and against any and all liability arising out of actions, decisions and determinations of the Representative, which liabilities shall constitute Damages within the meaning of this Article VI, and (ii) shall be entitled to assume that all actions, decisions and determinations of the Representative are fully authorized by the Selling Securityholders for all purposes under this Agreement.

               (e) The Representative shall not be liable to the Selling Securityholders for the performance of any act, or the failure to act, provided the Representative acted or failed to act in good faith and in a manner such Representative reasonably believed to be in the scope of such Representative's authority under this Agreement and under the Escrow Agreement and for a purpose which such Representative reasonably believed to be in the best interests of the Selling Securityholders, considered together as a group.

                                   ARTICLE VII
                               GENERAL PROVISIONS

        7.1 Further Assurances. Subject to the terms and conditions contained in this Agreement, each of the parties hereto shall use its reasonable best efforts to take promptly, or cause to be taken, all reasonable actions, and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable laws, rules and regulations in order to consummate and make effective the transactions contemplated by this Agreement and each of the Related Agreements, to obtain all necessary waivers, consents and approvals, to effect all necessary registrations and filings and to remove any and all injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement and each of the Related Agreements, in all cases for the purpose of securing to the parties hereto the benefits contemplated by this Agreement and each of the Related Agreements.

        7.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgment of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

             (a) if to the Purchaser, to: SCM Microsystems, Inc.
                                          131 Albright Way
                                          Los Gatos, California 95032
                                          Attention: Steve Humphreys
                                          Telephone: (480)364-4888
                                          Facsimile: (480) 364-8402

                    with a copy to:       Wilson Sonsini Goodrich & Rosati, P.C.
                                          650 Page Mill Road
                                          Palo Alto, CA  94304-1050
                                          Attn: Kenneth M. Siegel, Esq.
                                          Telephone: (650) 493-9300
                                          Facsimile: (650) 493-6911

             (b) if to the Company, to:   Intermart Systems, K.K.
                                          Daikanyama West IF
                                          2-17-6 Ebisu Nishi
                                          Shibuya-ku, Tokyo, Japan 150
                                          Attention: Robert Thomson
                                          Telephone: 81-03-5489-8301
                                          Facsimile: 81-03-5489-8310

                    with a copy to:       Morrison & Foerster LLP
                                          755 Page Mill Road
                                          Palo Alto, California  94301
                                          Attention: Michael C. Phillips, Esq.
                                          Telephone: (650) 813-5620
                                          Facsimile: (650) 474-0792

               (c) if to the Representative, to:   Intermart Systems, K.K.
                                                   Daikanyama West IF
                                                   2-17-6 Ebisu Nishi
                                                   Shibuya-ku, Tokyo, Japan 150
                                                   Attention: Robert Thomson
                                                   Telephone: 81-03-5489-8301
                                                   Facsimile: 81-03-5489-8310

        7.3 Interpretation; Headings. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement, or any of the terms and provisions hereof.

        7.4 Expenses. All fees and expenses incurred by the parties hereto in connection with the negotiation, preparation and delivery of this Agreement and each of the Related Agreements, the performance of the obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby, including, without limitation, all legal, accounting, financial advisory, consulting and other transaction fees and expenses ("TRANSACTION EXPENSES"), shall be paid by the party incurring such costs and expenses; provided, however, that notwithstanding the foregoing, the Transaction Expenses incurred by the Company shall be paid by the Selling Securityholders and not by the Company; provided, however, that notwithstanding the terms of the foregoing proviso, upon the consummation of the transactions contemplated hereby by the parties hereto, as soon as practicable following the Closing and upon the presentment of bills and charges therefor the Purchaser shall reimburse the Selling Securityholders for all Transaction Expenses, in an amount not to exceed US$70,000.00 in the aggregate, incurred by the Company (and paid by such Selling Securityholders pursuant to and in accordance with the foregoing proviso) in connection with the negotiation, preparation and delivery of this Agreement and each of the Related Agreements, the performance of the obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby.

        7.5 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

        7.6 Entire Agreement; Assignment. This Agreement, the Related Agreements, the Disclosure Schedule, the Purchaser Disclosure Schedule, the exhibits hereto and thereto, the Confidentiality Agreement, dated as of January 30, 1998, by and between the Company and the Purchaser, and the other documents and instruments and other agreements among the parties hereto referenced herein:
(i) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; (ii) are not intended to confer upon any other person any rights or remedies hereunder except that the Representative and the Escrow Agent shall have the express rights articulated in Articles VI hereof and in the Escrow Agreement hereto; and (iii) shall not be assigned by operation of law or otherwise except as otherwise specifically provided, except that the Purchaser may assign its rights and delegate its obligations hereunder to any of its affiliates.

        7.7 Severability. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

        7.8 Other Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

        7.9 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue of the federal court encompassing the Santa Clara County, California, in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of California for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction, venue and such process.

        7.10 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

        7.11 Amendment. Except as is otherwise required by applicable law, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the parties hereto.

        7.12 Extension; Waiver. At any time, the Purchaser, the Selling Securityholders and the Company may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations of the other party hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

        7.13 Interpretation of Knowledge. For all purposes of and under this Agreement and each of the Related Agreements, the phrase "to the knowledge of the Company and the Principal Securityholders" or references to the presence or absence of "knowledge of the Company and the Principal Securityholders" shall mean and refer to the actual knowledge of the Company or the Principal Securityholders, as the case may be, after reasonable investigation and due inquiry.


                  [Remainder of Page Intentionally Left Blank]

        IN WITNESS WHEREOF, the Purchaser, the Company and the Selling Securityholders have caused this Agreement to be signed by their duly authorized respective officers, all as of the date first written above.

                                            THE PURCHASER:

                                            SCM MICROSYSTEMS, INC.


                                            By:
                                               ---------------------------------
                                            Name:
                                            Title:

                                            THE COMPANY:

                                            INTERMART SYSTEMS, K.K.


                                            By:
                                               ---------------------------------
                                            Name:
                                            Title:

                                            THE SELLING SECURITYHOLDERS:


                                            ------------------------------------
                                            Robert Thomson


                                            ------------------------------------
                                            Yasuyuki Akamatsu

                                            INTERMART SYSTEMS EMPLOYEE
                                            STOCKHOLDERS CLUB


                                            By:
                                               ---------------------------------
                                            Name:
                                            Title:

                                            SCM VENTURE CLUB


                                            By:
                                               ---------------------------------
                                            Name:
                                            Title:

                                   EXHIBIT A-1

                           PRE-CLOSING SECURITYHOLDERS

--------------------------------------------------------------------------------
                                                              SHARES UNDERLYING
      NAME OF SECURITYHOLDER         COMPANY SHARES            COMPANY WARRANTS
================================================================================
Robert Thomson                             40,000                   40,000
Yasuyuki Akamatsu                          40,000                   40,000
CSK-2 Investment Fund                      18,000                       --
CSK-1(A) Investment Fund                    6,000                       --
CSK-1(B) Investment Fund                    6,000                       --
SB Investment Co., Ltd.                    10,000                       --
Nissay Capital Co., Ltd.                   10,000                       --
TOTAL:                                    130,000                   80,000
--------------------------------------------------------------------------------



                                   EXHIBIT A-2

             SELLING SECURITYHOLDERS AND ALLOCATION OF CONSIDERATION

-----------------------------------------------------------------------------------------------------------------
                                          SHARES
        NAME OF                         UNDERLYING       ALLOCATION OF        ALLOCATION OF       ALLOCATION OF
        SELLING            COMPANY       COMPANY           BASE CASH           BASE SHARE          ADDITIONAL
    SECURITYHOLDER         SHARES        WARRANTS        CONSIDERATION        CONSIDERATION       CONSIDERATION
=================================================================================================================
Robert Thomson             89,500         25,000        US$3,055,948.83      US$1,722,800.29          54.5%
Yasuyuki Akamatsu          40,000         25,000        US$1,053,660.27      US$1,417,199.71          31.0%
Intermart Systems            500           --            US$23,312.01              --                  0.2%
Employee
Stockholders Club
SCM Venture Club             --           30,000         US$727,078.89             --                 14.3%
TOTAL:                     130,000        80,000        US$4,860,000.00      US$3,140,000.00           100%
-----------------------------------------------------------------------------------------------------------------

                                    EXHIBIT B

                         PRE-CLOSING TRANSFER AGREEMENTS

                                    EXHIBIT C

                            FORM OF ESCROW AGREEMENT

                                    EXHIBIT D

                              COMPANY BUSINESS PLAN

                                    EXHIBIT E

                FORM OF EMPLOYMENT AND NON-COMPETITION AGREEMENT

                           [PRINCIPAL SECURITYHOLDERS]

                                    EXHIBIT F

                    SCHEDULE OF CAPITAL CONTRIBUTION PAYMENTS

--------------------------------------------------------------------------------
                 CONTRIBUTION DATE                 CONTRIBUTION AMOUNT (US$)
================================================================================
                    Closing Date                        US$2,400,000.00
                    July 1, 1998                        US$1,000,000.00
                  October 1, 1998                        US$150,000.00

                                    EXHIBIT G

                            SCHEDULE OF KEY EMPLOYEES


                     Masahisa Endo - R&D Manager & Director

                          Tadashi Sato - R&D Department

                   Takashi Yamazaki - Management Strategy Room

                                    EXHIBIT H

                FORM OF EMPLOYMENT AND NON-COMPETITION AGREEMENT

                                 [KEY EMPLOYEES]

                                    EXHIBIT I

                     FORM LEGAL OPINION OF TETSUROU MIYAHARA

              [COUNSEL TO THE COMPANY AND SELLING SECURITYHOLDERS]

                                    EXHIBIT J

                        FORM OF REPRESENTATION STATEMENT

                                    EXHIBIT K

         FORM OF LEGAL OPINION OF WILSON SONSINI GOODRICH & ROSATI, P.C.

                           [COUNSEL TO THE PURCHASER]